Filed Pursuant to Rule 424(b)(2)
File No. 333-276340

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 2, 2024)

$600,000,000

Athene Holding Ltd.

6.875% Fixed-Rate Reset Junior Subordinated Debentures due 2055

We are offering $600,000,000 aggregate principal amount of our 6.875% Fixed-Rate Reset Junior Subordinated Debentures due 2055 (the “debentures”). The debentures will bear interest (i) from, and including, the date of original issue to, but excluding, June 28, 2035 (the “First Reset Date”), at the fixed rate of 6.875% per annum and (ii) from, and including, the First Reset Date, during each Reset Period (as defined below), at a rate per annum equal to the Five-year U.S. Treasury Rate (as defined below) as of the most recent Reset Interest Determination Date (as defined below) plus 2.582%, to be reset on each Reset Date (as defined below). We will pay interest on the debentures semi-annually in arrears on June 28 and December 28 of each year, beginning on December 28, 2025. The debentures will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

We may defer interest payments for one or more optional deferral periods of up to five consecutive years each as described in this prospectus supplement. See “Description of the Junior Subordinated Debentures—Option to Defer Interest Payments.”

The debentures will mature on June 28, 2055. We may, at our option, redeem some or all of the debentures at the times and prices described in this prospectus supplement. See “Description of the Junior Subordinated Debentures—Redemption.”

The debentures will be AHL’s unsecured obligations and will rank in right of payment and upon our liquidation junior to all of AHL’s current and future senior indebtedness and equal to AHL’s 7.250% Fixed-Rate Reset Junior Subordinated Debentures due 2064 and AHL’s 6.625% Fixed-Rate Reset Junior Subordinated Debentures due 2054. The debentures will also be effectively subordinated to all debt and other liabilities of AHL’s subsidiaries (including interest sensitive contract liabilities, future policy benefits, market risk benefits and other payables) and will rank senior to all of our equity securities, which include common stock and preferred stock. The debentures will not be obligations of, or guaranteed by, Apollo Global Management, Inc. (“AGM”) or any entity other than AHL.

We do not intend to apply to list the debentures on a securities exchange.

Investing in the debentures involves risks. See “Risk Factors” beginning on page S-11 of this prospectus supplement and on page 2 of the accompanying prospectus, as well as the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, to read about important factors you should consider before making a decision to invest in the debentures.

	Per Debenture	Total
Price to the public (1)	100.000%	$600,000,000
Underwriting discounts (2)	1.000%	$6,000,000
Proceeds to us (before expenses)	99.000%	$594,000,000

(1)	Plus accrued interest, if any, from June 27, 2025, if settlement occurs after that date.
(2)	See “Underwriting (Conflicts of Interest)” for additional disclosure regarding the underwriting discounts and estimated offering expenses.

Neither the Securities and Exchange Commission (the “SEC”), any state securities commission or any other regulatory body has approved or disapproved of these debentures or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the debentures in book-entry form on or about June 27, 2025.

Joint Book-Running Managers

BofA Securities	Deutsche Bank Securities	J.P. Morgan	Wells Fargo Securities

Co-Managers

Apollo Global Securities	Barclays		Blaylock Van, LLC
BNP PARIBAS	Citigroup	R. Seelaus & Co., LLC	SMBC Nikko

The date of this prospectus supplement is June 24, 2025.

Prospectus Supplement

Prospectus

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we file with the SEC relating to this offering or that we authorize to be delivered to you. Neither we, nor the underwriters, have authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus is an offer to sell only the debentures offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize to be delivered to you and the documents incorporated by reference herein and therein, including any forward-looking information, is accurate only as of their respective dates or the date or dates specified in those documents. Our business, financial condition, results of operations or prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. The accompanying prospectus is part of a registration statement that we have filed with the SEC using a shelf registration process. Under the shelf registration process, from time to time, we may offer preferred stock, depositary shares, debt securities, warrants and units. In the accompanying prospectus, we provide you with a general description of the securities we may offer from time to time under the shelf registration statement. In this prospectus supplement, we provide you with specific information about the debentures that we are selling in this offering. Both this prospectus supplement and the accompanying prospectus include, or incorporate by reference, important information about us, the securities being offered and other information you should know before making a decision to invest in the debentures. This prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If any specific information regarding the debentures in this prospectus supplement is inconsistent with the more general description of the securities in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus we file with the SEC in connection with this offering, as well as the additional information described under “Where You Can Find More Information; Incorporation By Reference” in this prospectus supplement, before making a decision to invest in the debentures. In particular, you should review the information under the heading “Risk Factors” included in this prospectus supplement and in any of the documents that are incorporated by reference herein.

Unless otherwise stated or the context otherwise requires, references in this prospectus supplement to “Athene Holding Ltd.,” “Athene,” “we,” “our,” “us,” or “the Company” refer to Athene Holding Ltd., together with its consolidated subsidiaries, while references to “the issuer” or “AHL” refer only to Athene Holding Ltd. on an unconsolidated basis. Additionally, in this prospectus supplement and the accompanying prospectus, unless otherwise stated or the context otherwise requires, references to “dollars” or “$” are to the lawful currency of the United States.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement, the accompanying prospectus and in the documents that we incorporate by reference herein and therein, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “seek,” “assume,” “believe,” “may,” “will,” “should,” “could,” “would,” “likely” and other words and terms of similar meaning, including the negative of these or similar words and terms, in connection with any discussion of the timing or nature of future operating or financial performance or other events. However, not all forward-looking statements contain these identifying words. Forward-looking statements appear in a number of places throughout this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein and give our current expectations and projections relating to our business, financial condition, results of operations, plans, strategies, objectives, future performance and other matters as of the date or dates of such documents.

We caution you that forward-looking statements are not guarantees of future performance and that our actual consolidated financial condition, results of operations, liquidity, cash flows and performance may differ materially from those made in or suggested by the forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. There can be no assurance that actual developments will be those anticipated by us. In addition, even if our consolidated results of operations, financial condition, liquidity, cash flows and performance are consistent with the forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors could cause actual results or conditions to differ materially from those contained or implied by the forward-looking statements, including the risks set forth in the sections entitled “Risk Factors” contained and incorporated by reference in this prospectus supplement and the accompanying prospectus. Factors that could cause actual results or conditions to differ from those reflected in the forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus include but are not limited to:

•	the accuracy of management’s assumptions and estimates;

•	variability in the amount of statutory capital that our insurance and reinsurance subsidiaries have or are required to hold;

•	interest rate and/or foreign currency fluctuations;

•	our potential need for additional capital in the future and the potential unavailability of such capital to us on favorable terms or at all;

•	major public health issues, such as the pandemic caused by the effects of the spread of the Coronavirus Disease of 2019;

•	changes in relationships with important parties in our product distribution network;

•	the activities of our competitors and our ability to grow our retail business in a highly competitive environment;

•	the impact of general economic conditions on our ability to sell our products and on the fair value of our investments;

•	our ability to successfully acquire new companies or businesses and/or integrate such acquisitions into our existing framework;

•	downgrades, potential downgrades or other negative actions by rating agencies;

•	our dependence on key executives and inability to attract qualified personnel;

•	market and credit risks that could diminish the value of our investments;

•	changes to the creditworthiness of our reinsurance and derivative counterparties;

•	changes in consumer perception regarding the desirability of annuities as retirement savings products;

•	potential litigation (including class action litigation), enforcement investigations or regulatory scrutiny against us and our subsidiaries, which we may be required to defend against or respond to;

•	the impact of new accounting rules or changes to existing accounting rules on our business;

•

interruption or other operational failures in telecommunication and information technology and other operating systems, including as a result of threat actors attempting to attack those systems, as well as our ability to maintain the security of those systems;

•	the dependence of Apollo Global Management, Inc. and its subsidiaries on key executives and inability to attract qualified personnel;

•	the accuracy of our estimates regarding the future performance of our investment portfolio;

•	increased regulation or scrutiny of alternative investment advisers and certain trading methods;

•

potential changes to laws or regulations affecting, among other things, group supervision and/or group capital requirements, entity-level regulatory capital standards, transactions with our affiliates, the ability of our subsidiaries to make dividend payments or distributions to AHL, acquisitions by or of us, minimum capitalization and statutory reserve requirements for insurance companies and fiduciary obligations on parties who distribute our products;

•	the failure to obtain or maintain licenses and/or other regulatory approvals as required for the operation of our insurance subsidiaries;

•

increases in our tax liability resulting from the implementation in various jurisdictions of measures to introduce the Organisation for Economic Cooperation and Development’s (OECD) “Pillar Two” global minimum tax initiative, or similar rules in other jurisdictions (including the recently enacted corporate income tax in Bermuda or otherwise);

•	certain of our non-United States (US) subsidiaries becoming subject to US federal income taxation in amounts greater than expected;

•	adverse changes in tax law;

•

the failure to achieve the economic benefits expected to be derived from Athene Co-Invest Reinsurance Affiliate Holding Ltd. and Athene Co-Invest Reinsurance Affiliate Holding 2 Ltd. (together with their subsidiaries, ACRA) capital raise or future ACRA capital raises;

•	the failure of third-party ACRA investors to fund their capital commitment obligations; and

•	other risks and factors listed under “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein.

We caution you that the important factors referenced above may not be exhaustive. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect or anticipate. In light of these risks, you should not place undue reliance upon any forward-looking statements contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or the documents that we incorporate herein by reference. We undertake no obligation, except as may be required by law, to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the dates of the documents in which such statements were made.

PROSPECTUS SUPPLEMENT SUMMARY

The information below is only a summary of more detailed information included elsewhere in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all the information that is important to you or that you should consider before making a decision to invest in the debentures in this offering. The other information is important, so please read this entire prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference herein and therein, carefully.

Our Company

We are a leading financial services company that specializes in issuing, reinsuring and acquiring retirement savings products designed for the increasing number of individuals and institutions seeking to fund retirement needs. Apollo Global Management, Inc. (“AGM” and, together with its subsidiaries other than us or our subsidiaries, “Apollo”) (NYSE: APO) is the beneficial owner of 100% of our common stock and controls all of the voting power to elect our board of directors.

We focus on generating spread income by combining our two core competencies of (1) sourcing long-term, persistent liabilities and (2) using the global scale and reach of Apollo’s asset management business to actively source or originate assets with our preferred risk and return characteristics. Our investment philosophy is to invest a portion of our assets in securities that earn an incremental yield by taking measured liquidity and complexity risk and capitalize on our long-dated, persistent liability profile to prudently achieve higher net investment earned rates, rather than assuming incremental credit risk. Our differentiated investment strategy benefits from our relationship with Apollo, which provides a full suite of services for our investment portfolio, including direct investment management, asset allocation, mergers and acquisitions asset diligence and certain operational support services, including investment compliance, tax, legal and risk management support. Our relationship with Apollo provides us with access to Apollo’s investment professionals around the world as well as Apollo’s global asset management infrastructure across a broad array of asset classes. We are led by a highly skilled management team with extensive industry experience.

The issuer is a holding company for its insurance subsidiaries and does not have any significant operations of its own. The principal sources of cash to meet the issuer’s obligations are dividends, returns of capital, loans or advances or other intercompany transfers of funds from its subsidiaries. The issuer’s insurance subsidiaries are subject to regulatory restrictions on the payment of dividends imposed by the regulators of their respective domiciles. The dividend limitation for Bermuda insurance and reinsurance subsidiaries is based on the statutory capital and surplus as of the immediately preceding calendar year. The dividend limitation for U.S. insurance subsidiaries is based on the surplus to policyholders as of the immediately preceding calendar year and statutory net gain from operations of the immediately preceding calendar year.

The issuer is a corporation organized under the laws of the State of Delaware. Our principal executive offices are located at 7700 Mills Civic Pkwy, West Des Moines, Iowa 50266, and our telephone number is 515-342-4678. Our website address is www.athene.com. Information contained on our website or connected thereto does not constitute a part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus.

The Offering

The following summary contains basic information about the debentures and is not intended to be complete. It does not contain all the information that is important to you. For a more detailed description of the terms of the debentures, see “Description of the Junior Subordinated Debentures” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

Issuer	Athene Holding Ltd., a corporation organized under the laws of the State of Delaware.

Securities Offered	$600,000,000 aggregate principal amount of 6.875% Fixed-Rate Reset Junior Subordinated Debentures due 2055.

Maturity	The debentures will mature on June 28, 2055.

Interest	The debentures will bear interest (i) from, and including, the date of original issue to, but excluding, June 28, 2035 (the “First Reset Date”) at the fixed rate of 6.875% per annum and (ii) from, and including, the First Reset Date, during each Reset Period, at a rate per annum equal to the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus 2.582%, to be reset on each Reset Date. We will pay interest semi-annually in arrears on June 28 and December 28 of each year, beginning on December 28, 2025, subject to our right to defer the payment of interest as described under “—Optional Interest Deferral” below.

Record Date	We will make interest payments on the debentures to the holders of record at the close of business on the June 13 or December 13, as the case may be, immediately preceding such June 28 or December 28, whether or not a business day. However, interest that we pay on the maturity date or any redemption date will be payable to the person to whom the principal will be payable.

Optional Interest Deferral

So long as no event of default with respect to the debentures has occurred and is continuing, we have the right, in our sole discretion, to defer the payment of interest on the debentures for one or more optional deferral periods of up to five consecutive years each without giving rise to an event of default under the terms of the debentures. We may not defer interest beyond the maturity date, any earlier accelerated maturity date arising from an event of default or any other earlier redemption of the debentures. During an optional deferral period, interest will continue to accrue at the then-applicable interest rate on the debentures, and deferred interest payments will accrue additional interest at the then-applicable interest rate on the debentures, compounded semi-annually as of each interest payment date to the extent permitted by applicable law. Holders of the debentures will have no remedies against us for nonpayment unless we fail to pay all deferred interest (including compounded interest, if any) at the end of an optional deferral period, at the maturity date or, if applicable, at the earlier accelerated maturity date or redemption date of the debentures. At the end of an optional deferral period, if all amounts due are paid, we could start a new optional deferral period of up to five consecutive years. No optional deferral period may extend beyond the maturity date of the debentures. See “Description of the Junior Subordinated Debentures—Option to Defer Interest Payments.”

If we defer payments of interest on the debentures, the debentures will be treated at that time, solely for purposes of the original issue discount rules, as having been retired and reissued with original issue discount for U.S. federal income tax purposes. This means a holder would be required to include in such holder’s gross income for U.S. federal income tax purposes the deferred interest payments on the debentures (including any interest thereon) before such holder receives cash interest payments, regardless of such holder’s regular method of accounting for U.S. federal income tax purposes. For more information about the tax consequences a holder may have if payments of interest are deferred, see “Tax Considerations—Material U.S. Federal Income Tax Considerations—U.S. Holders—Interest and Original Issue Discount” below. We have no current intention of exercising our right to defer interest payments on the debentures.

Payment Restrictions During a Deferral Period	If we have exercised our right to defer interest payments on the debentures, we generally may not make payments on or redeem or purchase any shares of our capital stock (which includes common stock and preferred stock) or any of our debt securities or guarantees that rank equally with or junior to the debentures upon our liquidation, dissolution, or winding up, subject to certain limited exceptions. For more information, see “Description of the Junior Subordinated Debentures—Payment Restrictions During a Deferral Period.”

Redemption	We may elect to redeem the debentures:

•

in whole at any time or in part from time to time (i) during the three-month period prior to, and including, the First Reset Date or the three-month period prior to, and including, each subsequent Reset Date, at a redemption price equal to 100% of the principal amount of the debentures being redeemed, and (ii) on any date that is not within a Par Call Period (as defined in “Description of the Junior Subordinated Debentures—Redemption”), at a redemption price equal to the greater of (x) 100% of the principal amount of the debentures being redeemed and (y) the sum of the present values of the remaining scheduled payments of principal of and interest on the debentures being redeemed discounted to the redemption date (assuming the debentures matured on the next following Reset Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points, less interest accrued to the redemption date; plus, in each case, any accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the date of redemption; provided that if the debentures are not redeemed in whole, at least $25 million aggregate principal amount of the debentures, excluding any debentures held by us or any of our affiliates, must remain outstanding after giving effect to such redemption and all accrued and unpaid interest, including deferred interest (and compounded interest, if any), must be paid in full on all outstanding debentures for all interest payment dates occurring on or before the redemption date;

•

in whole, but not in part, at any time within 90 days of the occurrence of a Tax Event (as defined in “Description of the Junior Subordinated Debentures—Redemption”), at a redemption price equal to 100% of the principal amount plus any accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the date of redemption;

•

in whole, but not in part, at any time within 90 days of the occurrence of a Regulatory Capital Event (as defined in “Description of the Junior Subordinated Debentures—Redemption”), at a redemption price equal to 100% of the principal amount plus any accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the date of redemption; or

•

in whole, but not in part, at any time within 90 days of the occurrence of a Rating Agency Event (as defined in “Description of the Junior Subordinated Debentures—Redemption”), at a redemption price equal to 102% of the principal amount plus any accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the date of redemption.

Events of Default	The indenture governing the debentures provides that certain events will constitute an event of default with respect to the debentures. See “Description of the Junior Subordinated Debentures—Events of Default, Notice and Waiver.”

Subordination; Ranking	The debentures will be AHL’s unsecured obligations and will rank in right of payment and upon AHL’s liquidation junior to all of AHL’s current and future senior indebtedness and equal to AHL’s 7.250% Fixed-Rate Reset Junior Subordinated Debentures due 2064 and AHL’s 6.625% Fixed-Rate Reset Junior Subordinated Debentures due 2054. The debentures will also be effectively subordinated to all debt and other liabilities of AHL’s subsidiaries (including interest sensitive contract liabilities, future policy benefits, market risk benefits and other payables) and will rank senior to all of AHL’s equity securities, which include common stock and preferred stock. The debentures will not be obligations of, or guaranteed by, AGM or any entity other than AHL. See “Description of the Junior Subordinated Debentures—Ranking.”

As of March 31, 2025, AHL had $5.3 billion of unsecured senior indebtedness and other liabilities, $1.25 billion of availability under its

$1.25 billion unsecured revolving credit facility, and $2.6 billion of availability under its $2.6 billion unsecured revolving liquidity facility, all of which would rank senior to the debentures, and $575.0 million of 7.250% Fixed-Rate Reset Junior Subordinated Debentures due 2064 and $600.0 million of 6.625% Fixed-Rate Reset Junior Subordinated Debentures due 2054, both of which would rank equal to the debentures. On May 19, 2025, AHL issued $1.0 billion in aggregate principal amount of its 6.625% Senior Notes due 2055, which would also rank senior to the debentures. As of March 31, 2025, AHL’s subsidiaries had $347.2 billion of indebtedness and other liabilities (including interest sensitive contract liabilities, future policy benefits, market risk benefits and other payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the debentures would have been structurally subordinated.

Senior indebtedness will not include (1) any indebtedness that by its terms expressly provides that it is subordinated, or not senior in right of payment, to the debentures, (2) any indebtedness that by its terms expressly provides that it will rank equal in right of payment with the debentures or (3) obligations of AHL owed to its subsidiaries.

The debentures do not limit our or our subsidiaries’ ability to incur additional debt, including secured debt and debt that ranks in right of payment and upon our liquidation senior to the debentures.

Form and Denomination	The debentures will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Use of Proceeds	We estimate that the proceeds from this offering will be approximately $591.9 million after deducting underwriting discounts and estimated offering expenses. We intend to use the net proceeds of this offering for general corporate purposes, including capital contributions to our insurance subsidiaries to support organic growth. See “Use of Proceeds.”

No Listing	We do not intend to apply to list the debentures on a securities exchange.

Governing Law	The debentures and the indenture governing the debentures will be governed by and construed in accordance with the laws of the State of New York.

Trustee	U.S. Bank Trust Company, National Association.

Risk Factors	You should carefully read and consider the information set forth in the section entitled “Risk Factors” beginning on page S-11 of this prospectus supplement and the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”) and any other documents incorporated by reference herein, before investing in the debentures.

Conflicts of Interest	Apollo Global Securities, LLC, as an affiliate of the issuer, is deemed to have a “conflict of interest” within the meaning of Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. (“Rule 5121”). Rule 5121 imposes certain requirements on a FINRA member participating in the public offering of securities of an issuer if there is a conflict of interest and/or if that issuer controls, is controlled by, or is under common control with, the FINRA member. This offering is being made in compliance with the requirements of Rule 5121. In compliance with Rule 5121, Apollo Global Securities, LLC will not sell any of our securities to a discretionary account unless it has received specific written approval from the account holder in accordance with Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the securities offered are investment grade rated securities. See “Underwriting (Conflicts of Interest).”

RISK FACTORS

Investing in the debentures involves a high degree of risk. In addition to the other information contained in this prospectus supplement, in the accompanying prospectus and in documents that we incorporate by reference herein and therein, you should carefully consider the risks discussed below before making a decision about investing in our debentures. The risks and uncertainties discussed below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be materially adversely affected, the trading price of our debentures could decline and you could lose part or all of your investment. The following should be read in conjunction with, and supplements and amends, as applicable, the factors that may affect our business or operations described in Part I—Item 1A. Risk Factors of our Annual Report.

Risks Related to the Debentures

Our obligations under the debentures are effectively subordinated to our indebtedness at AHL, and the debentures are structurally subordinated to any liabilities of our subsidiaries.

The debentures will be subordinate and junior in right of payment to all of AHL’s present and future senior indebtedness, equal to AHL’s 7.250% Fixed-Rate Reset Junior Subordinated Debentures due 2064 and AHL’s 6.625% Fixed-Rate Reset Junior Subordinated Debentures due 2054, and structurally junior to all indebtedness and other liabilities (including interest sensitive contract liabilities, future policy benefits, market risk benefits and other payables) of AHL’s subsidiaries. Therefore, payments cannot be made on the debentures if (i) AHL has defaulted on the payment of any senior indebtedness and such default is continuing, (ii) the maturity of any senior indebtedness has been or would be permitted upon notice or the passage of time to be accelerated as a result of a default and the default is continuing and such acceleration has not been rescinded or annulled or (iii) AHL has filed for bankruptcy or is liquidating, dissolving or winding-up or in receivership, and AHL’s senior indebtedness has not been repaid in full. In the event of AHL’s bankruptcy, liquidation, reorganization or other winding up, AHL’s assets that secure debt ranking senior or equal in right of payment to the debentures will be available to pay obligations on the debentures only after the secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the debentures then outstanding. The indenture governing the debentures will not prohibit us from incurring additional senior, secured or pari passu debt, nor does it prohibit any of AHL’s subsidiaries from incurring additional liabilities. The debentures will not be obligations of, or guaranteed by, AGM or any entity other than AHL.

As of March 31, 2025, AHL had $5.3 billion of unsecured senior indebtedness and other liabilities, $1.25 billion of availability under its $1.25 billion unsecured revolving credit facility, and $2.6 billion of availability under its $2.6 billion unsecured revolving liquidity facility, all of which would rank senior to the debentures, and $575.0 million of 7.250% Fixed-Rate Reset Junior Subordinated Debentures due 2064 and $600.0 million of 6.625% Fixed-Rate Reset Junior Subordinated Debentures due 2054, both of which would rank equal to the debentures. On May 19, 2025, AHL issued $1.0 billion in aggregate principal amount of its 6.625% Senior Notes due 2055, which would also rank senior to the debentures. As of March 31, 2025, AHL’s subsidiaries had $347.2 billion of indebtedness and other liabilities (including interest sensitive contract liabilities, future policy benefits, market risk benefits and other payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the debentures would have been structurally subordinated.

Due to the subordination provisions described in “Description of the Junior Subordinated Debentures—Ranking,” in the event of AHL’s insolvency, funds which we would otherwise use to pay to the holders of the debentures will be used to pay the holders of senior indebtedness to the extent necessary to pay the senior indebtedness in full. As a result of those payments, the holders of our senior indebtedness may recover more, ratably, than the holders of the debentures. In addition, the holders of our senior indebtedness may, under certain circumstances, restrict or prohibit us from making payments on the debentures.

The issuer is a holding company with limited operations of its own. As a consequence, our ability to make payments in connection with the debentures will depend on the ability of our subsidiaries to make distributions or other payments to us, which may be restricted by law.

The issuer is a holding company with limited business operations of its own. The debentures will not be obligations of, or guaranteed by, AGM or any entity other than the issuer. Our primary subsidiaries are insurance and reinsurance companies that own substantially all of our assets and conduct substantially all of our operations. Accordingly, AHL’s ability to make timely payments on its debt obligations, including the debentures, is dependent, to a significant extent, on the generation of cash flow by its subsidiaries and their ability to make such cash or other assets available to AHL, by dividend or otherwise. Dividends or distributions that may be paid by our insurance subsidiaries to us are limited or restricted by applicable insurance or other laws that are based in part on the prior year’s statutory income and surplus, or other sources. See “—Risks Relating to Insurance and Other Regulatory Matters—Our industry is highly regulated and we are subject to significant legal restrictions and obligations and these restrictions and obligations may have a material adverse effect on our business, financial condition, results of operations, liquidity, cash flows and prospects” in “Item 1A—Risk Factors” in our Annual Report.

Certain of our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to meet our obligations and pay dividends. Each subsidiary is a distinct legal entity and legal and contractual restrictions may also limit our ability to obtain cash from our subsidiaries. In addition to the restrictions described above, our subsidiaries, as members of our insurance holding company system, are subject to various statutory and regulatory restrictions on their ability to pay dividends to us, as further described under “Item 1.—Business—Regulation—Restrictions on Dividends and Other Distributions” in our Annual Report.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the debentures, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

Despite our debt levels after giving effect to the issuance of the debentures, we may still incur substantially more debt or take other actions which would intensify the risks discussed above.

Despite our consolidated debt levels after giving effect to the issuance of the debentures, we and our subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in our debt instruments, some of which may be secured debt. We will not be restricted under the terms of the indenture governing the debentures from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture governing the debentures that could have the effect of diminishing our ability to make payments on the debentures when due.

The debentures will not have the benefit of certain contractual protections found in other debt securities.

The debentures and the indenture will not protect you in the event of a highly leveraged transaction or a credit downgrade. The indenture will not contain any financial covenants and will not restrict us from paying dividends to AGM and to the holders of our preferred stock, unless we have deferred payment of interest on the debentures. In addition, we will not be restricted under the indenture from granting security interests over our assets.

We may pursue acquisitions, dispositions, investments, dividends, share repurchases and/or other corporate transactions that we believe will maximize returns to other securityholders but may involve risks to holders of the debentures.

From time to time, we consider opportunities for acquisitions of businesses or other assets and other strategic transactions. These transactions may involve risks, such as risks of integration of acquired businesses and loss of cash flows and market positions of disposed businesses. In addition, if our business performs according to our financial plan, the indenture governing the debentures will allow us substantial flexibility to pay dividends to our parent company, AGM, unless we have deferred payment of interest on the debentures. These transactions will be subject to the discretion of our board of directors. There can be no assurance that we will effect any of these transactions, but, if we do, risks to the holders of the debentures may be increased, possibly materially.

An active trading market for the debentures may not develop.

The debentures are a new issue of securities with no established trading market. We do not intend to apply to list the debentures on any securities exchange. The liquidity of any trading market in the debentures which may develop, and the market prices quoted therefor, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure holders that an active aftermarket for the debentures will develop or be sustained or that holders of the debentures will be able to sell their debentures at favorable prices or at all.

We can defer interest payments on the debentures for one or more periods of up to five years each. This may affect the market price of the debentures.

So long as no event of default with respect to the debentures has occurred and is continuing, we may, in our sole discretion, defer interest payments on the debentures for one or more optional deferral periods of up to five consecutive years each without giving rise to an event of default under the terms of the debentures. During any such optional deferral period, holders of the debentures would not receive current payments on the debentures, and interest on the debentures would be deferred but would accrue additional interest at a rate equal to the then-applicable interest rate on the debentures, to the extent permitted by applicable law. Holders of the debentures will have no remedies against us for nonpayment unless we fail to pay all deferred interest (including compounded interest, if any) at the end of the optional deferral period, at the maturity date or, if applicable, at the earlier accelerated maturity date or redemption date of the debentures. At the end of an optional deferral period, if all amounts due are paid, we could start a new optional deferral period of up to five consecutive years. No optional deferral period may extend beyond the maturity date of the debentures. See “Description of the Junior Subordinated Debentures—Option to Defer Interest Payments.”

If we exercise our right to defer interest payments, the debentures may trade at a price that does not fully reflect the value of accrued and unpaid interest on the debentures or that is otherwise less than the price at which the debentures may have been traded if we had not exercised such right. In addition, as a result of our right to defer interest payments, the market price of the debentures is likely to be affected and may be more volatile than other securities that do not have these rights.

We are not permitted to pay current interest on the debentures until we have paid all outstanding deferred interest, and this could have the effect of extending optional deferral periods.

During an optional deferral period, we will be prohibited from paying current interest on the debentures until we have paid all accrued and unpaid deferred interest (including compounded interest, if any). As a result, we may not be able to pay current interest on the debentures if we do not have available funds to pay all accrued and unpaid deferred interest (including compounded interest, if any).

If we defer interest payments on the debentures, there will be U.S. federal income tax consequences to holders of the debentures.

If we defer interest payments on the debentures for one or more optional deferral periods, the debentures would be treated as issued with original issue discount (“OID”) at the time of such deferral, and all stated interest due after such deferral would be treated as OID. In such case, U.S. holders (as defined in “Tax Considerations”) will generally be required to include the deferred amounts in income for U.S. federal income tax purposes during such period(s) as it accrues using a constant yield method, regardless of their method of accounting for U.S. federal income tax purposes, and would not separately report the actual payments of interest on the debentures as taxable income.

If holders of the debentures sell their debentures before the record date for the payment of interest at the end of an optional deferral period, they will not receive such interest. Instead, the accrued interest will be paid to the holder of record on the record date regardless of who the holder of record may have been on any other date during the optional deferral period. Moreover, amounts that holders were required to include in income in respect of the debentures during the optional deferral period will be added to such holders’ adjusted tax basis in the debentures, but may not be reflected in the amount that such holder realizes on the sale. To the extent the amount realized on a sale is less than the holder’s adjusted tax basis, the holder will generally recognize a capital loss for U.S. federal income tax purposes. The deductibility of capital losses is subject to limitations. See “Tax Considerations—Material U.S. Federal Income Tax Considerations—U.S. Holders—Sale, Exchange, Redemption or Other Taxable Disposition of the Debentures.”

Holders of debentures will have limited rights to accelerate payments of amounts due.

Holders of the debentures may accelerate payment of amounts due on the debentures only upon the occurrence and continuation of the following events:

•

the failure to pay interest in full or in part, including compounded interest, on any debenture for a period of 30 days after such interest was due (taking into account our ability to defer interest payments on the debentures for one or more optional deferral periods of up to five consecutive years each) or on the maturity date; or

•	the failure to pay principal of or premium, if any, on any debenture on the maturity date or upon redemption.

The debentures will accelerate automatically, without any declaration or other action on the part of the trustee or any holder of debentures, upon certain events of our bankruptcy, insolvency or reorganization. A failure to comply with, or a breach of, our other covenants in the indenture will not permit holders of debentures to accelerate payment of the debentures.

The aftermarket price of the debentures may be discounted significantly if we defer interest payments or are unable to pay interest.

If we defer interest payments on the debentures, you may be unable to sell your debentures at a price that reflects the value of deferred and unpaid interest to the date of such sale. To the extent that a trading market develops for the debentures, that market may not continue during such a deferral period or during periods in which investors perceive that there is a likelihood of a deferral, and you may be unable to sell your debentures at those times, either at a price that reflects the value of required payments under the debentures at those times or at all. In addition, as a result of our right to defer interest payments, the market price of the debentures is likely to be affected and may be more volatile than other securities that do not have these rights.

If we do defer interest on the debentures and you sell your debentures during the period of that deferral, you may not receive the same return on your investment as a holder that continues to hold its debentures until we pay the deferred interest at the end of the applicable deferral period.

Rating agencies may change their practices for rating the debentures, which change may affect the market price of the debentures. In addition, we may redeem the debentures if a rating agency amends, clarifies or changes the criteria used to assign equity credit for securities similar to the debentures.

The rating agencies that currently publish a rating for us, including Moody’s Investors Service, Inc., S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, and Fitch Ratings, may, from time to time in the future, change the way they analyze securities with features similar to the debentures. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the debentures. If the rating agencies change their practices for rating these types of securities in the future, and the ratings of the debentures are subsequently lowered, that could have a negative impact on the trading price of the debentures. In addition, we may redeem the debentures at our option, in whole, but not in part, within 90 days of a rating agency amending, clarifying or changing the criteria used to assign equity credit for securities such as the debentures, which amendment, clarification or change results in (i) the shortening of the length of time the debentures are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the debentures; or (ii) the lowering of the equity credit (including up to a lesser amount) assigned to the debentures by that rating agency compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the debentures. See “Description of the Junior Subordinated Debentures—Redemption.”

The ratings of our securities, including the debentures, may be downgraded.

We have sought to obtain ratings for the debentures. However, if any ratings are assigned to the debentures in the future or if we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the debentures. In addition, a future lowering or withdrawal of our corporate family rating, claims-paying rating or rating of any of our outstanding indebtedness could adversely affect the market value of our debt securities, including the debentures. A rating is not a recommendation to purchase, sell or hold any particular security, including the debentures. Ratings do not reflect market prices or suitability of a security for a particular investor and any future rating of the debentures may not reflect all risks related to us and our business or industry, or the structure or market value of the debentures. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of the debentures.

The debentures may be redeemed prior to maturity, and you may not be able to reinvest the proceeds at the same or a higher rate.

The debentures may be redeemed prior to maturity, and you may not be able to reinvest the proceeds at the same or a higher rate.

We may redeem the debentures in whole or in part from time to time (i) during the three-month period prior to, and including, the First Reset Date or the three-month period prior to, and including, each subsequent Reset Date, at a redemption price equal to 100% of the principal amount, and (ii) on any date that is not within a Par Call Period, at a redemption price equal to 100% of the principal amount plus a “make-whole” amount, in each case plus any accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the date of redemption.

In addition, we may redeem the debentures in whole, but not in part, at any time within 90 days of the occurrence of either a Tax Event or a Regulatory Capital Event (each as defined in “Description of the Junior Subordinated Debentures—Redemption”). In each case, the redemption price will be 100% of the principal amount plus any accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the date of redemption.

We may also redeem the debentures in whole, but not in part, at any time within 90 days of the occurrence of a Rating Agency Event (as defined in “Description of the Junior Subordinated Debentures—Redemption”). In this event, the redemption price will be equal to 102% of the principal amount plus any accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the date of redemption. See “Description of the Junior Subordinated Debentures—Redemption.”

If we exercise any of these rights, you may not be able to reinvest the money you receive upon a redemption at a rate that is equal to or higher than the rate of return on the debentures.

Any decision we may make at any time to redeem the debentures before their final maturity date will depend upon, among other things, the strength of our balance sheet, our results of operations, our access to the capital markets, interest rates, our growth strategy and general market conditions at such time. Accordingly, while we may decide to do so, investors should not expect us to redeem the debentures on any date on which they are redeemable.

Changes in our credit ratings or the debt markets could adversely affect the market price of the debentures.

The market price for the debentures depends on many factors, including, among other things:

•	our credit ratings with major credit rating agencies, including with respect to the debentures;

•	the prevailing interest rates being paid by other companies similar to us;

•	our operating results, financial condition, financial performance and future prospects;

•

an election to defer interest payments on the debentures (see “—We can defer interest payments on the debentures for one or more periods of up to five years each. This may affect the market price of the debentures” above); and

•	economic, financial, geopolitical, regulatory and judicial events that affect us, the industries and markets in which we or our subsidiaries are doing business and the financial markets generally.

The price of the debentures may be adversely affected by unfavorable changes in these or other factors. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the debentures.

The interest rate will reset on the First Reset Date and each subsequent Reset Date, and the interest rate after a Reset Date may be lower than the interest rate for prior periods.

The interest rate on the debentures for each Reset Period will equal the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus 2.582%. Therefore, the interest rate after the First Reset Date could be less than the fixed rate for the initial ten-year period and any interest rate after a subsequent Reset Date may be less than a prior rate. We have no control over the factors that may affect U.S. Treasury rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may impact U.S. Treasury rates.

Historical U.S. Treasury rates are not an indication of future U.S. Treasury rates.

In the past, U.S. Treasury rates have experienced significant fluctuations. Historical levels, fluctuations and trends of U.S. Treasury rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury rates is not an indication that U.S. Treasury rates are more or less likely to increase or decrease at any time after the First Reset Date and you should not take the historical U.S. Treasury rates as an indication of future Five-year U.S. Treasury Rates.

One of our affiliates could serve as the calculation agent, which could result in a conflict of interest.

The calculation agent that we appoint in connection with any Reset Date will determine the Five-year Treasury Rate in its sole discretion. You should refer to “Description of the Junior Subordinated Debentures—Interest.” Because we can appoint the calculation agent, which could be one of our affiliates, conflicts of interest could arise in connection with the calculation agent performing its role as calculation agent.

We may make certain payments on parity securities during an optional deferral period.

“Parity securities” are debt securities that rank equal in right of payment with the debentures and, as of March 31, 2025, include AHL’s 7.250% Fixed-Rate Reset Junior Subordinated Debentures due 2064 and 6.625% Fixed-Rate Reset Junior Subordinated Debentures due 2054. We may in the future be required to make payments of interest on such parity securities during an optional deferral period on the debentures that, if not made, would cause us to breach the terms of the instrument governing such parity securities. The terms of the debentures permit us to make any such payment and also permit us to make any payment of current or deferred interest on parity securities and on the debentures during a deferral period that is made pro rata to the amounts due on such parity securities and the debentures.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $591.9 million after deducting underwriting discounts and estimated offering expenses. We intend to use the net proceeds of this offering for general corporate purposes, including capital contributions to our insurance subsidiaries to support organic growth.

CAPITALIZATION

The following table sets forth our cash, cash equivalents and restricted cash and our capitalization at March 31, 2025:

•	on an actual basis;

•

on an as adjusted basis to give effect to the issuance of $1,000,000,000 aggregate principal amount of our 6.625% Senior Notes due 2055, issued on May 19, 2025, after deducting underwriting discounts and estimated offering expenses payable by us; and

•

on an as further adjusted basis to give effect to the issuance and sale of the debentures in this offering, after deducting underwriting discounts and estimated offering expenses payable by us, but not the application of the net proceeds therefrom as set forth in “Use of Proceeds.”

This table should be read in conjunction with “Use of Proceeds,” our consolidated financial statements and related notes thereto and the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus.

(In millions)	Actual	As Adjusted	As Further Adjusted
Cash and cash equivalents (1)	$11,188	$12,167	$12,759
Restricted cash	2,220	2,220	2,220

Total cash, cash equivalents and restricted cash	$13,408	$14,387	$14,979

Debt
Credit facilities	$—	$—	$—
Senior notes (2)(3)	5,151	6,130	6,130
Existing junior subordinated debentures (4)	1,150	1,150	1,150
Junior subordinated debentures offered hereby (5)	—	—	592
Short-term debt	—	—	—
Other	—	—	—

Total debt	6,301	7,280	7,872

Preferred stock (6)	—	—	—
Common stock	—	—	—
Additional paid-in capital	19,611	19,611	19,611
Retained earnings (1)	2,469	2,469	2,469
Accumulated other comprehensive loss	(4,561)	(4,561)	(4,561)

Total Athene Holding Ltd. stockholders’ equity	17,519	17,519	17,519
Noncontrolling interests	10,255	10,255	10,255

Total equity	27,774	27,774	27,774

Total capitalization	$34,075	$35,054	$35,646

(1)

On May 22, 2025, AHL declared dividends in the aggregate amount of $187.5 million on its outstanding common stock and $44.8 million on its outstanding preferred stock. As adjusted amounts do not give effect to the dividends, which were paid on June 16, 2025 and will be paid on June 30, 2025, respectively.

(2)

Represents $1,000 million in aggregate principal amount of 4.125% Senior Notes due 2028, $500 million in aggregate principal amount of 6.150% Senior Notes due 2030, $500 million in aggregate principal amount of 3.500% Senior Notes due 2031, $500 million in aggregate principal amount of 3.950% Senior Notes due

2051 and $500 million in aggregate principal amount of 3.450% Senior Notes due 2052, in each case at a premium as a result of purchase accounting treatment in connection with the merger, $400 million in aggregate principal amount of 6.650% Senior Notes due 2033, $600 million in aggregate principal amount of 5.875% Senior Notes due 2034 and $1,000 million in aggregate principal amount of 6.250% Senior Notes due 2054, in each case net of debt issuance costs and underwriting discounts. Each of these series of notes is included in debt on the unaudited consolidated balance sheet in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (the “March 2025 Quarterly Report”).
(3)

As adjusted amount represents the offering of $1,000 million in aggregate principal amount of 6.625% Senior Notes due 2055, issued on May 19, 2025, net of debt issuance costs and underwriting discounts.

(4)

Represents $575 million in aggregate principal amount of 7.250% Fixed-Rate Reset Junior Subordinated Debentures due 2064 and $600 million in aggregate principal amount of 6.625% Fixed-Rate Reset Junior Subordinated Debentures due 2054, in each case net of debt issuance costs and underwriting discounts. Each of these series of notes is included in debt on the unaudited consolidated balance sheet in the March 2025 Quarterly Report.

(5)	Represents $600 million in aggregate principal amount of 6.875% Fixed-Rate Reset Junior Subordinated Debentures due 2055 offered hereby, net of debt issuance costs and underwriting discounts.
(6)	On May 30, 2025, AHL announced the redemption of all outstanding $600 million of Series C Preferred Stock, to be redeemed on June 30, 2025.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

A description of the specific terms of the junior subordinated debentures offered is set forth below. The description is qualified in its entirety by reference to the base indenture, dated as of March 7, 2024, entered into between Athene Holding Ltd. and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) (the “Base Indenture”), as supplemented by the Third Supplemental Indenture (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) to be entered into between Athene Holding Ltd. and the Trustee, to be dated as of June 27, 2025. The Indenture has been qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The terms of the Indenture are those provided in the Base Indenture and the Third Supplemental Indenture and those made part of the Indenture by the Trust Indenture Act.

The following description of certain terms of the debentures and certain provisions of the Indenture, as supplemented by the Third Supplemental Indenture, supplements the description under “Description of Debt Securities” in the accompanying prospectus. To the extent that the following description is not consistent with that contained in the accompanying prospectus under “Description of Debt Securities” you should rely on this description. This description is only a summary of the material terms and does not purport to be complete. We urge you to read the Indenture, as supplemented by the Third Supplemental Indenture, in its entirety because it, and not this description, will define your rights as a beneficial holder of the debentures.

Unless otherwise stated or the context otherwise requires, references in this “Description of the Junior Subordinated Debentures” to “Athene Holding Ltd.,” “we,” “our,” “us,” or “the Company” refer only to Athene Holding Ltd. and not to any of its subsidiaries.

When we use the term “holder” in this prospectus supplement with respect to registered debentures, we mean the person in whose name such debenture is registered in the security register. We expect that the debentures will be held in book-entry form only, as described below under “—Book-Entry; Delivery and Form,” and will be held in the name of The Depository Trust Company (“DTC”) or its nominee.

The Indenture does not limit the amount of debt that we or our subsidiaries may incur under the Indenture or under other indentures to which we are or become a party or otherwise. The debentures are not convertible into or exchangeable for shares of our common stock, our authorized preferred stock or any other securities.

Certain Terms of the Debentures

The debentures will initially be limited in aggregate principal amount to $600,000,000. There is no limit on the aggregate principal amount of debentures that Athene Holding Ltd. may issue. The debentures will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The debentures will mature on June 28, 2055 (the “Stated Maturity Date”) and will bear interest as provided below under “—Interest”. Interest will accrue from or from the most recent interest payment date to which interest has been paid or duly provided for.

Further Issues

We may, without notice to or consent of the holders of the debentures, re-open and issue additional debentures having the same ranking, interest rate, maturity date and other terms as the debentures of such series being offered hereby, except for the price to the public and issue date and, in some cases, the first interest payment date and interest accrual date. Any additional debentures, together with the debentures being offered hereby, will constitute a single series of debt securities under the Indenture; provided that if the additional debentures are not fungible for U.S. federal income tax purposes with the debentures being offered hereby, the additional debentures will have a separate CUSIP number. No additional debentures of the same series as a series of the debentures may be issued if an event of default under the Indenture has occurred and is continuing with respect to outstanding debentures of such series.

Ranking

The payment of the principal of, and interest on, the debentures will be expressly subordinated, to the extent and in the manner set forth in the Indenture, to the prior payment in full of all of our senior indebtedness.

Subject to the qualifications described below, the term “senior indebtedness” will be defined in the Indenture to include principal of, premium, if any, and interest on, and any other payment due pursuant to any of the following, whether incurred prior to, on or after the date of this prospectus supplement:

•

all of our obligations for money borrowed (other than obligations pursuant to the Indenture, including the debentures being offered hereby, the 7.250% Fixed-Rate Reset Junior Subordinated Debentures due 2064 and the 6.625% Fixed-Rate Reset Junior Subordinated Debentures due 2054 (the “Existing Debentures”));

•

all of our obligations evidenced by notes, debentures, bonds or other similar instruments (other than obligations pursuant to the Indenture, including the debentures being offered hereby and the Existing Debentures), including obligations incurred in connection with the acquisition of property, assets or businesses and including all other debt securities issued by us to any trust or a trustee of such trust, or to a partnership or other affiliate that acts as a financing vehicle for us, in connection with the issuance of securities by such vehicles;

•	all of our obligations under leases required or permitted to be capitalized under generally accepted accounting principles;

•	all of our reimbursement obligations with respect to letters of credit, bankers’ acceptances or similar facilities issued for our account;

•

all of our obligations issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which we or any of our subsidiaries have agreed to be treated as owner of the subject property for federal income tax purposes (including trade accounts payable or accrued liabilities arising in the ordinary course of business);

•

all of our payment obligations under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations we incurred solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of ours;

•

all obligations of the types referred to in the preceding bullet points of another person and all dividends of another person the payment of which, in either case, we have assumed or guaranteed or for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise;

•	all compensation, reimbursement and indemnification obligations of ours to the Trustee pursuant to the Indenture; and

•	all amendments, modifications, renewals, extensions, refinancings, replacements and refundings of any of the above types of indebtedness.

The debentures will rank senior to all of our equity securities, which include common stock and preferred stock.

The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions of the Indenture irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (1) any indebtedness that by its terms expressly provides that it is subordinated, or not senior in right of payment, to the debentures, (2) any indebtedness that by its terms expressly provides that it will rank equal in right of payment with the debentures, or (3) obligations of AHL owed to its subsidiaries.

All liabilities of our subsidiaries, including their trade accounts payable and other liabilities arising in the ordinary course of business (including interest sensitive contract liabilities, future policy benefits, market risk benefits and other payables), will be effectively senior to the debentures to the extent of the assets of such subsidiaries, as we are a holding company. Because we are a holding company, we rely primarily on dividends and other payments from our direct and indirect subsidiaries, which are generally regulated insurance companies, to pay interest and principal on our outstanding debt obligations. Regulatory rules may restrict our ability to withdraw capital from our subsidiaries by dividends, loans or other means. See “Risk Factors—The issuer is a holding company with limited operations of its own. As a consequence, our ability to make payments in connection with the debentures will depend on the ability of our subsidiaries to make distributions or other payments to us, which may be restricted by law.”

No direct or indirect payment, in cash, property or securities, by set-off or otherwise, may be made or agreed to be made on account of the debentures or interest thereon, or in respect of any repayment, redemption, retirement, purchase or other acquisition of the debentures, if:

•	we default in the payment of any principal, premium (if any) or interest on any senior indebtedness, whether at maturity or at a date fixed for prepayment or declaration or otherwise; or

•

an event of default occurs with respect to any senior indebtedness permitting the holders thereof to accelerate the maturity and written notice of such event of default, requesting that payments on the debentures cease, is given to us by the holders of senior indebtedness, until such default in payment or event of default has been cured, is waived or ceases to exist.

All present and future senior indebtedness, which includes, without limitation, interest accruing after the commencement of any proceeding, assignment or marshaling of assets described below, will first be fully paid before any payment, whether in cash, securities or other property, will be made by us on account of the debentures in the event of:

•	any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to us, our creditors or our property;

•	any proceeding for the liquidation, dissolution or other winding-up of us, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

•	any assignment by us for the benefit of creditors; or

•	any other marshaling of our assets.

In any such event, payments which would otherwise be made on the debentures will generally be paid to the holders of senior indebtedness, or their representatives, in accordance with the priorities existing among these creditors at that time until the senior indebtedness is fully paid. If payments on the debentures are in the form of our securities or those of any other corporation under a plan of reorganization or readjustment and such payments are subordinated to outstanding senior indebtedness and to any securities issued with respect thereto under a plan of reorganization or readjustment, such payments will be made to the holders of senior indebtedness and then, if any amounts remain, to the holders of the debentures together with the holders of any of our other obligations that rank equally with the debentures, including the Existing Debentures, before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to the debentures. No present or future holder of any senior indebtedness will be prejudiced in the right to enforce the subordination of the debentures by any act or failure to act on our part.

If, notwithstanding any of the foregoing prohibitions, the Trustee or the holders of the debentures receive any payment with respect to the debentures when a responsible officer of the Trustee or such holder has actual knowledge that such payment should not have been made to it, the Trustee or such holder will hold such payment in trust for the benefit of, and, upon written request by us or the trustee or other representative for such senior indebtedness, will pay it over to, the holders of the senior indebtedness or their agents or representatives, for application to the payment of all principal, premium, if any, and interest then payable with respect to any senior indebtedness.

Senior indebtedness will only be deemed to have been paid in full if the holders of such indebtedness have received cash, securities or other property which is equal to the amount of the outstanding senior indebtedness.

After full payment of all present and future senior indebtedness, holders of the debentures will be subrogated to the rights of any holders of senior indebtedness to receive any further payments that are applicable to the senior indebtedness until all the debentures are fully paid. In matters between holders of the debentures and any other creditor of ours, any payments that would otherwise be paid to holders of senior indebtedness and are made to holders of the debentures because of this subrogation will be deemed a payment by us on account of senior indebtedness and not on account of the debentures.

If such events of bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on senior indebtedness, the holders of debentures together with the holders of any of our other obligations that rank equally with the debentures will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the debentures and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to the debentures.

If we violate the Indenture by making a payment or distribution to holders of the debentures before we have paid all the senior indebtedness in full, then such holders of the debentures will have to pay or transfer the payments or distributions to the trustee in bankruptcy, receiver, liquidating trustee or other person distributing our assets for payment of the senior indebtedness.

Because of the subordination provisions of the Indenture, if we become insolvent, holders of senior indebtedness may receive more, ratably, and holders of the debentures having a claim pursuant to those securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the Indenture in connection with the debentures.

The debentures do not limit our or our subsidiaries’ ability to incur additional debt, including secured debt and debt that ranks senior to the debentures. We expect from time to time to incur additional indebtedness constituting senior indebtedness. In addition, the holders of our senior indebtedness may, under certain circumstances, restrict or prohibit us from making payments on the debentures.

As of March 31, 2025, AHL had $5.3 billion of unsecured senior indebtedness and other liabilities, $1.25 billion of availability under its $1.25 billion unsecured revolving credit facility, and $2.6 billion of availability under its $2.6 billion unsecured revolving liquidity facility, all of which would rank senior to the debentures, and $1.2 billion of Existing Debentures, which would rank equal to the debentures. On May 19, 2025, AHL issued $1.0 billion in aggregate principal amount of its 6.625% Senior Notes due 2055, which would also rank senior to the debentures. As of March 31, 2025, AHL’s subsidiaries had $347.2 billion of indebtedness and other liabilities (including interest sensitive contract liabilities, future policy benefits, market risk benefits and other payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the debentures would have been structurally subordinated.

Interest

Subject to applicable law and subject to any optional deferral period, as described below, the debentures will bear interest (i) from, and including, the date of original issue to, but excluding, June 28, 2035 (the “First Reset Date”) at the fixed rate of 6.875% per annum and (ii) from, and including, the First Reset Date, during each Reset Period, at a rate per annum equal to the Five-year U.S. Treasury Rate as of the most recent Reset Interest

Determination Date plus 2.582%, to be reset on each Reset Date. Interest on the debentures will be payable semi-annually in arrears on June 28 and December 28 of each year, beginning on December 28, 2025, each of which dates we refer to as an interest payment date, to the record holders of the debentures at the close of business on the immediately preceding June 13 or December 13, as applicable, whether or not a business day. However, interest that we pay on the maturity date or a redemption date will be payable to the person to whom the principal will be payable.

Interest payments will include accrued interest from, and including, the original issue date, or, if interest has already been paid, from the last date in respect of which interest has been paid or duly provided for to, but excluding, the next succeeding interest payment date, the maturity date or the redemption date, as the case may be. The amount of interest payable for any interest payment period will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which interest is payable on the debentures is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay). As used in this prospectus supplement, “business day” means any day other than a day on which banking institutions in the State of New York or any place of payment are authorized or required by law, executive order or regulation to close.

Interest not paid on any payment date will accrue and compound semi-annually at a rate per year equal to the rate of interest on the debentures until paid. References to “interest” include interest accruing on the debentures, interest on deferred interest payments, other unpaid amounts and compounded interest, as applicable.

Unless we have validly redeemed all outstanding debentures on or before the First Reset Date, we will appoint a calculation agent with respect to the debentures prior to the Reset Interest Determination Date preceding the First Reset Date. The applicable interest rate for each Reset Period will be determined by the calculation agent, as of the applicable Reset Interest Determination Date. Promptly upon such determination, the calculation agent will notify us of the interest rate for the relevant Reset Period. We shall then promptly notify the Trustee and paying agent in writing of such interest rate. The calculation agent’s determination of any interest rate and its calculation of the amount of interest for any Reset Period beginning on or after the First Reset Date will be on file at our principal offices and will be made available to any holder of the debentures upon request and will be final and binding in the absence of manifest error.

“Five-year U.S. Treasury Rate” means, as of any Reset Interest Determination Date, the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities, for the most recent five business days appearing under the caption “Treasury Constant Maturities” in the Most Recent H.15.

If the Five-year U.S. Treasury Rate cannot be determined pursuant to the method described above, the calculation agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the Five-year U.S. Treasury Rate, will determine the Five-year U.S. Treasury Rate in its sole discretion, provided that if the calculation agent determines there is an industry-accepted successor Five-year U.S. Treasury Rate, then the calculation agent will use such successor rate. If the calculation agent has determined a substitute or successor base rate in accordance with the foregoing, the calculation agent in its sole discretion may determine the business day convention, the definition of business day and the Reset Interest Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Five-year U.S. Treasury Rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

“H.15” means the statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) – H.15” (or any successor designation or publication) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading), and “Most Recent H.15” means the H.15 published closest in time but prior to the close of business on the applicable Reset Interest Determination Date.

“Reset Date” means the First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date.

“Reset Interest Determination Date” means, in respect of any Reset Period, the day falling two business days prior to the beginning of such Reset Period.

“Reset Period” means the period from, and including, the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from, and including, each Reset Date to, but excluding, the next following Reset Date or the maturity date, as the case may be.

Option to Defer Interest Payments

So long as no event of default with respect to the debentures has occurred and is continuing, we may, in our sole discretion, defer interest payments on the debentures for one or more optional deferral periods of up to five consecutive years each without giving rise to an event of default under the terms of the debentures. A deferral of interest payments cannot extend, however, beyond the maturity date or the earlier acceleration or redemption of the debentures. During an optional deferral period, interest will continue to accrue at the then-applicable interest rate on the debentures, and deferred interest payments will accrue additional interest at the then-applicable interest rate on the debentures, compounded semi-annually as of each interest payment date to the extent permitted by applicable law. No interest otherwise due during an optional deferral period will be due and payable on the debentures until the end of such optional deferral period except upon an acceleration or redemption of the debentures during such deferral period. As used in this prospectus supplement, “optional deferral period” refers to the period commencing on an interest payment date with respect to which we defer interest and ending on the earlier of (i) the fifth anniversary of such interest payment date and (ii) the next interest payment date on which we have paid all accrued and unpaid deferred interest, including compounded interest, on the debentures.

At the end of five years following the commencement of an optional deferral period, we must pay all accrued and unpaid deferred interest (including compounded interest, if any), and our failure to pay all accrued and unpaid deferred interest, including compounded interest, for a period of 30 days after the conclusion of such five-year period will result in an event of default giving rise to a right of acceleration. If, at the end of any optional deferral period, we have paid all deferred interest due on the debentures, including compounded interest, we can again defer interest payments on the debentures as described above.

We will provide to the Trustee and the holders of debentures written notice of any deferral of interest at least one and not more than 60 business days prior to the applicable interest payment date (subject to the applicable procedures of DTC), provided that the failure to provide such notice will not constitute an event of default. In addition, whether or not such notice is given, our failure to pay interest on the debentures on any interest payment date will itself constitute the commencement of an optional deferral period unless we pay such interest within five business days after such interest payment date, whether or not we provide a notice of deferral. We have no present intention of exercising our right to defer payments of interest.

Payment Restrictions During a Deferral Period

After the commencement of an optional deferral period until we have paid all accrued and unpaid interest on the debentures, we will not, and will not permit any of our subsidiaries to:

•

declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock (which includes common and preferred stock) other than:

i.

purchases, redemptions or other acquisitions of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, agents, directors or consultants or under any dividend reinvestment plan or shareholder purchase plan;

ii.

purchases of our capital stock pursuant to a contractually binding requirement to buy or acquire capital stock entered into prior to the beginning of the related optional deferral period, including under a contractually binding stock repurchase plan;

iii.

as a result of any reclassification of any class or series of our capital stock, or the exchange, redemption or conversion of any class or series of our capital stock for any class or series of our capital stock;

iv.

the purchase of or payment of cash in lieu of fractional interests in our capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

v.

acquisitions of our capital stock in connection with acquisitions of businesses made by us (which acquisitions are made by us in connection with the satisfaction of indemnification obligations of the sellers of such businesses);

vi.

dividends or distributions payable solely in our capital stock, or options, warrants or rights to subscribe for or acquire capital stock, or repurchases or redemptions of capital stock made solely from the issuance or exchange of such capital stock or stock that ranks equally with or junior to such capital stock; or

vii.

the distribution, declaration, redemption or repurchase of rights in accordance with any stockholders’ rights plan or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or purchase of rights pursuant thereto;

•

make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities or guarantees that rank equal in right of payment with the debentures (“parity securities”) or indebtedness ranking junior to the debentures other than (i) any exchange, redemption or conversion of our indebtedness for any class or series of our capital stock, and (ii) any payment of principal on parity securities necessary to avoid a breach of the instrument governing such parity securities or payment, repurchase or redemption in respect of parity securities made ratably and in proportion to the respective amount of (1) accrued and unpaid amounts on such parity securities, on the one hand, and (2) accrued and unpaid amounts on the debentures, on the other hand.

For the avoidance of doubt, no terms of the debentures will restrict in any manner the ability of any of our subsidiaries to pay dividends or make any distributions to us or to any of our other subsidiaries.

Redemption

Optional Redemption

We may redeem the debentures at our option in whole at any time or in part from time to time:

•

during the three-month period prior to, and including, the First Reset Date or the three-month period prior to, and including, each subsequent Reset Date (each, a “Par Call Period”), at a redemption price equal to 100% of the principal amount of the debentures being redeemed; and

•

on any date that is not within a Par Call Period, at a redemption price equal to the greater of (x) 100% of the principal amount of the debentures being redeemed and (y) the sum of the present values of the remaining scheduled payments of principal of and interest on the debentures being redeemed discounted to the redemption date (assuming the debentures matured on the next following Reset Date (the “Reference Date”)) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points, less interest accrued to the redemption date, plus, in each case, any accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the date of redemption; provided that if the debentures are not redeemed in whole, at least $25 million aggregate principal amount of the debentures, excluding any debentures held by us or any of our affiliates, must remain outstanding after giving effect to such redemption and all accrued and unpaid interest, including deferred interest (and compounded interest, if any), must be paid in full on all outstanding debentures for all interest payment dates occurring on or before the redemption date.

As used in this prospectus supplement, “Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based on H.15 for the most recent day that appears after such time on such day. In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Reference Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Reference Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Reference Date, as applicable. If there is no United States Treasury security maturing on the Reference Date but there are two or more United States Treasury securities with a maturity date equally distant from the Reference Date, one with a maturity date preceding the Reference Date and one with a maturity date following the Reference Date, we shall select the United States Treasury security with a maturity date preceding the Reference Date. If there are two or more United States Treasury securities maturing on the Reference Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Redemption Following a Tax Event

The debentures are redeemable at our option at any time, in whole, but not in part, at a redemption price equal to 100% of the principal amount plus any accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the date of redemption, within 90 days of the occurrence of a Tax Event.

For purposes of this prospectus supplement, “Tax Event” means that we will have received an opinion of counsel, rendered by a law firm of nationally recognized standing that is experienced in such matters, stating that, as a result of any:

•

amendment to, or change in (including any promulgation, enactment, execution or modification of), the laws (or any regulations under those laws) of the United States or any political subdivision thereof or therein affecting taxation;

•

official administrative pronouncement (including a private letter ruling, technical advice memorandum or similar pronouncement) or judicial decision or administrative action or other official pronouncement interpreting or applying the laws or regulations enumerated in the preceding bullet point, by any court, governmental agency or regulatory authority; or

•

threatened challenge asserted in writing in connection with an audit of us or any of our subsidiaries, or a threatened challenge asserted in writing against any taxpayer that has raised capital through the issuance of securities that are substantially similar to the debentures, which amendment or change is enacted and effective or which pronouncement or decision is announced or which challenge is asserted or becomes publicly known on or after the original issue date of the debentures, there is more than an insubstantial increase in the risk that interest accruable or payable by us on the debentures is not, or will not be, deductible by us in whole or in part, for U.S. federal income tax purposes.

Redemption Following a Regulatory Capital Event

The debentures are redeemable at our option at any time in whole, but not in part, at a redemption price equal to 100% of the principal amount plus any accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the date of redemption, at any time within 90 days following the occurrence of the date on which we have reasonably determined that, as a result of (i) any amendment to, or change in, the laws or regulations of the jurisdiction of Athene’s “capital regulator” that is enacted or becomes effective on or after the original issue date of the debentures; (ii) any proposed amendment to, or change in, those laws or regulations that is announced or becomes effective on or after the original issue date of the debentures; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced on or after the original issue date of the debentures, a “Regulatory Capital Event” has occurred.

As used in this prospectus supplement, “capital regulator” means any governmental agency, instrumentality or standard-setting organization as may then have group-wide oversight of our regulatory capital.

As used in this prospectus supplement, a “Regulatory Capital Event” means that we become subject to capital adequacy supervision by a capital regulator and the capital adequacy guidelines that apply to us as a result of being so subject set forth criteria pursuant to which the full principal amount of the debentures would not qualify as capital under such capital adequacy guidelines, as we may determine at any time, in our sole discretion.

Redemption Following a Rating Agency Event

The debentures are redeemable at our option at any time, in whole, but not in part, at a redemption price equal to 102% of the principal amount plus any accrued and unpaid interest thereon (including compounded interest, if any) to, but excluding, the date of redemption, within 90 days after the occurrence of a Rating Agency Event.

As used in this prospectus supplement, a “Rating Agency Event” has occurred if any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act, that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the debentures, which amendment, clarification or change results in:

•

the shortening of the length of time the debentures are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the debentures; or

•

the lowering of the equity credit (including up to a lesser amount) assigned to the debentures by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the debentures.

Redemption Procedures

If we give a notice of redemption in respect of any debentures, then prior to the redemption date, we will:

•

irrevocably deposit with the Trustee or a paying agent for the debentures funds sufficient to pay the applicable redemption price of, and (except if the redemption date is an interest payment date) accrued interest on, the debentures to be redeemed; and

•

give the Trustee or such paying agent, as applicable, irrevocable instructions and authority to pay the redemption price to the holders upon surrender of the global certificate (subject to the applicable procedures of DTC) or such other certificates as we may have issued evidencing the debentures.

Once notice of redemption has been given and funds deposited as required, then upon the date of the deposit, all rights of the holders of the debentures so called for redemption will cease, except the right of the holders of the debentures to receive the redemption price and any interest payable in respect of the debentures on or prior to the redemption date and the debentures will cease to be outstanding. In the event that payment of the redemption price in respect of debentures called for redemption is improperly withheld or refused and not paid by us, interest on the debentures will continue to accrue at the then-applicable interest rate from the redemption date originally established by us for the debentures to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law (including, without limitation, U.S. federal securities law), we or our subsidiaries or affiliates may at any time and from time to time purchase outstanding debentures by tender, in the open market or by private agreement.

If less than all of the debentures are to be redeemed, the particular debentures to be redeemed will be selected not more than 60 days prior to the redemption date by the Trustee, from the outstanding debentures not previously called for redemption, pro rata or by lots or by such other method as the Trustee in its sole discretion deems fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any debentures, provided that, so long as the debentures are in the form of global certificates, such selection shall be made by DTC in accordance with its applicable procedures, and provided further that the portion of the principal amount of any debenture selected for redemption shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such debenture. The Trustee will promptly notify us in writing of the debentures selected for redemption and, in the case of any debentures selected for partial redemption, the principal amount thereof to be redeemed.

We may not redeem the debentures in part if the principal amount has been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest, including deferred interest (and compounded interest, if any), has been paid in full on all outstanding debentures for all interest payment dates occurring on or before the redemption date.

Notice of any redemption will be mailed at least 15 days but not more than 60 days before the redemption date to each holder of debentures to be redeemed at its registered address, or sent electronically in the case of global certificates, with a copy to the Trustee. Unless we default in payment of the redemption price on the debentures, on and after the redemption date, interest will cease to accrue on the debentures or portions called for redemption.

Events of Default, Notice and Waiver

An “event of default” with respect to the debentures shall occur only upon the following:

•

the failure to pay interest in full or in part, including compounded interest, on any debenture for a period of 30 days after such interest was due (taking into account our ability to defer interest payments on the debentures for one or more optional deferral periods of up to five consecutive years each) or on the maturity date;

•	the failure to pay principal of or premium, if any, on any debenture on the maturity date or upon redemption; or

•	certain events of our bankruptcy, insolvency or reorganization.

If an event of default under the Indenture shall occur and be continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the debentures may declare, by notice as provided in the Indenture, the principal amount of the debentures to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the debentures may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

The Trustee is required, within 60 days after the occurrence of a default (which is actually known to the Trustee and is continuing), with respect to the debentures (without regard to any grace period or notice requirements), to give to the holders of the debentures notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest on the debentures, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debentures.

The Trustee may require indemnification by the holders of the debentures with respect to which a default has occurred before proceeding to exercise any right or power under the Indenture at the request of the holders of the debentures. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debentures under the Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

No holder of debentures may institute any action against AHL under the Indenture (except actions for payment of overdue principal of (and premium, if any) or interest on such debenture) unless (i) the holder has given to the Trustee written notice of an event of default and of the continuance thereof with respect to the debentures specifying an event of default, as required under the Indenture, (ii) the holders of at least 25% in aggregate principal amount of the debentures then outstanding under the Indenture shall have requested the Trustee to institute such action and offered to the Trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in compliance with such request, and (iii) the Trustee shall not have instituted such action within 60 days of such request.

AHL is required to promptly notify the Trustee of the occurrence of any default under the Indenture and is further required to furnish statements to the Trustee as to AHL’s compliance with all conditions and covenants under the Indenture and AHL’s knowledge of any default or event of default within 120 days of AHL’s fiscal year end.

Modification of Indenture and Debentures

Under the Indenture, AHL and the Trustee may supplement the Indenture for certain purposes which would not materially adversely affect the interests or rights of the holders of debentures without the consent of those holders. AHL and the Trustee may also modify the Indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of debentures with the consent of the holders of at least a majority in aggregate principal amount of the debentures. However, the Indenture requires the consent of each holder of debentures that would be affected by any modification which would:

•

change the stated maturity of the debentures, or reduce the principal amount thereof, or reduce the rate or change the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	change the currency in which the debentures or any premium or interest is payable;

•	impair the right of any holder to enforce any payment on or with respect to the debentures;

•	adversely change the right of any holder exercisable upon the repurchase of the debentures;

•

reduce the percentage in principal amount of outstanding debentures, the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

•	reduce the requirements contained in the Indenture for quorum or voting;

•	make any change in the terms of the subordination of the debentures in a manner adverse in any material respect to the holders of any series of outstanding securities under the Indenture; or

•	modify any of the above provisions.

The Indenture permits the holders of at least a majority in aggregate principal amount of the series of debentures which is affected by the modification or amendment to waive AHL’s compliance with certain covenants contained in the Indenture.

Defeasance

The discharge, defeasance and covenant defeasance provisions of the Indenture described under the caption “Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance” on page 17 of the accompanying prospectus will apply to the debentures.

Voting Rights

The debentures will not be entitled to voting rights, subject to any required consents described under “Description of the Junior Subordinated Debentures—Modification of Indentures and Debentures” above.

Listing

We do not intend to apply to list the debentures on a securities exchange.

Agreement by Holders to Treat Debentures as Indebtedness for Tax Purposes

Each holder of the debentures will, by accepting the debentures or a beneficial interest therein, be deemed to have agreed that the holder intends that the debentures constitute indebtedness and will treat the debentures as indebtedness for all U.S. federal, state and local income tax purposes.

Applicable Law

The debentures and the Indenture will be governed by, and construed in accordance with, the laws of the State of New York.

Notices

Athene Holding Ltd. will mail or transmit (as applicable) notices to the addresses of the holders of the debentures that are shown on the register for the debentures.

Book-Entry; Delivery and Form

The debentures will be represented by one or more fully registered global security certificates, each of which is referred to in this prospectus supplement as a “Global Security.” Each such Global Security will be deposited with, or on behalf of, DTC and registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for debentures in definitive form, no Global Security may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

Except under limited circumstances, debentures represented by a Global Security will not be exchangeable for, and will not otherwise be issuable as, debentures in certificated form. Investors may elect to hold interests in the Global Securities through either DTC (in the United States) or through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Beneficial interests in the debentures will be represented through book-entry accounts of financial institutions acting on behalf of Beneficial Owners (as defined below) as Direct and Indirect Participants (as defined below) in DTC. So long as DTC, or its nominee, is a registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the debentures represented by such Global Security for all purposes under the Indenture. Except as provided below, the actual owners of the debentures represented by a Global Security (the “Beneficial Owners”) will not be entitled to have the debentures represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of the debentures in definitive form and will not be considered the owners or holders thereof under the Indenture.

Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if such person is not a participant of DTC (a “Participant”), on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder of the debentures. Under existing industry practices, in the event that any action is requested of, or entitled to be given or taken under the Indenture by, holders of the debentures, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners.

The following is based on information furnished by DTC:

DTC will act as securities depositary for the debentures. The debentures will be fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee). One or more Global Securities will initially represent the debentures and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in

Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of DTC (“Direct Participants”) include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Participants are on file with the SEC.

Purchases of the debentures under DTC’s system must be made by or through Direct Participants, which will receive a credit for the debentures on DTC’s records. The ownership interest of each Beneficial Owner is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in the debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the debentures, except in the limited circumstances that may be provided in the Indenture.

To facilitate subsequent transfers, all debentures deposited with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of the debentures with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debentures. DTC’s records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to the debentures. Under its usual procedures, DTC mails an Omnibus Proxy to Athene Holding Ltd. as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts securities are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

Payments on the debentures will be made in immediately available funds to DTC. DTC’s practice is to credit Direct Participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, and will be the responsibility of such Participant and not of DTC, the Trustee or Athene Holding Ltd., subject to any statutory or regulatory requirements as may be in effect from time to time. Any payment due to DTC on behalf of Beneficial Owners is Athene Holding Ltd.’s responsibility or the responsibility of the applicable agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

If: (i) DTC notifies Athene Holding Ltd. that it is unwilling or unable to continue to act as securities depositary for the debentures and no successor securities depositary has been appointed pursuant to the Indenture within 90 days after such notice; (ii) DTC ceases to be a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act when the securities depositary is required to be so registered and so notifies Athene Holding Ltd., and no successor securities depositary has been appointed pursuant to the Indenture within 90 days after such notice; (iii) any event of default or default under the Indenture has occurred and is continuing; or (iv) the Company in its sole discretion and subject to DTC’s procedures determines that the debentures shall be exchangeable for debentures in definitive registered form; then (x) security certificates may be prepared by Athene Holding Ltd. with respect to the debentures in definitive registered form without coupons and delivered to the Trustee and (y) upon surrender of the Global Securities representing the debentures by DTC (or any successor securities depositary), accompanied by registration instructions, Athene Holding Ltd. will cause such security certificates in definitive registered form representing the debentures to be delivered to Beneficial Owners in accordance with the instructions of DTC (or such successor securities depositary).

Clearstream has advised that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry transfers between their accounts. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream Participants in the U.S. are limited to securities brokers and dealers and banks and may include the underwriters. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream Participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants (“Euroclear Participants”) through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV under contract with Euroclear plc, a U.K. corporation. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Global Clearance and Settlement Procedures

Secondary market trading between the DTC Participants will occur in the ordinary way in accordance with the DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by DTC in its capacity as U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to DTC to take action to effect final settlement on its behalf by delivering interests in the debentures to or receiving interests in the debentures from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in the debentures received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Such credits or any transactions involving interests in such debentures settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of interests in the debentures by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the debentures among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

The information in this section concerning DTC and its book-entry system, Euroclear and Clearstream has been obtained from sources that we believe to be reliable.

Concerning the Trustee

U.S. Bank Trust Company, National Association will initially be the trustee under the Indenture and also the paying agent and the transfer agent and registrar for the debentures. We have entered, and from time to time may continue to enter, into banking or other relationships with U.S. Bank Trust Company, National Association or its affiliates. See “Description of Debt Securities—Relationship with the Trustees” beginning on page 19 in the accompanying prospectus.

Payment and Paying Agent

We will pay principal of, and premium, if any, and interest on, the debentures at the office of the paying agent designated by us, except that we may pay interest by check mailed to the registered holder or, in accordance with customary arrangements, by wire transfer to an account designated by the registered holder.

Subject to applicable abandoned property law, any money deposited with the Trustee or any paying agent for the payment of the principal of and premium, if any, or interest on a debenture which remains unclaimed at the end of two years after such principal and premium, if any, or interest has become due and payable will be repaid to us, and the holder of the debenture may then look only to us for payment.

The Trustee will act as paying agent for the debentures.

Calculation Agent

The “calculation agent” means, at any time, the person or entity appointed by us and serving as such agent with respect to the debentures at such time, which may be a person or entity affiliated with us. See “Risk Factors—Risks Related to the Debentures—One of our affiliates could serve as the calculation agent, which could result in a conflict of interest.” Unless we have validly redeemed all outstanding debentures on or before the First Reset Date, we will appoint a calculation agent with respect to the debentures prior to the Reset Interest Determination Date preceding the First Reset Date. We may terminate any such appointment as long as we appoint a successor agent at the time of termination.

TAX CONSIDERATIONS

The following is a discussion of material U.S. federal income tax and U.K. interest withholding tax considerations that may be relevant in connection with this offering.

Material U.S. Federal Income Tax Considerations

The following discussion summarizes certain U.S. federal income tax considerations relating to the ownership and disposition of the debentures. This summary does not provide a complete analysis of all potential U.S. federal income tax considerations. The information provided below is based on existing U.S. federal income tax authorities, all of which are subject to change or differing interpretations, possibly with retroactive effect. There can be no assurances that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of holding or disposing of the debentures. This summary applies only to beneficial owners of the debentures that purchase their debentures in this offering for an amount equal to the issue price of the debentures, which is the first price at which a substantial amount of the debentures is sold for money to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and that hold the debentures as “capital assets” for U.S. federal income tax purposes (generally, for investment). This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of the beneficial owner’s circumstances (for example, persons subject to the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended (the “Code”), or a holder whose “functional currency” is not the U.S. dollar). Also, it is not intended to be wholly applicable to all categories of investors, some of which may be subject to special rules (such as partnerships and other pass-through entities and investors in such entities, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of tax accounting, banks, thrifts, regulated investment companies, real estate investment trusts, insurance companies, tax-exempt entities, tax-deferred or other retirement accounts, certain former citizens or residents of the United States, governments and their controlled entities, accrual basis taxpayers subject to special tax accounting rules as a result of their use of certain applicable financial statements, persons holding the debentures as part of a hedging, conversion or integrated transaction or a straddle, or persons deemed to sell the debentures under the constructive sale provisions of the Code). Finally, the summary does not address the effects of the U.S. federal estate and gift tax laws or any applicable non-U.S., state or local laws.

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS NOT INTENDED, AND SHOULD NOT BE CONSTRUED, TO BE TAX OR LEGAL ADVICE TO ANY PARTICULAR HOLDER OF THE DEBENTURES. INVESTORS CONSIDERING THE PURCHASE OF DEBENTURES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS, NON-U.S., STATE AND LOCAL LAWS, AND TAX TREATIES.

As used herein, the term “U.S. holder” means a beneficial owner of a debenture that, for U.S. federal income tax purposes, is (1) an individual citizen or resident of the United States, (2) a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state of the United States, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if (x) it is subject to the primary supervision of a U.S. court and one or more U.S. persons has the authority to control all substantial decisions of the trust or (y) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a debenture, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. A beneficial owner of a debenture that is a partnership, and partners in such partnership, should consult their own tax advisors about the U.S. federal income tax consequences of holding or disposing of the debenture.

Classification of the Debentures

The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities substantially similar to the debentures. Based upon the analysis of the relevant facts and circumstances, as of the issue date of the debentures, the debentures will be treated as indebtedness for U.S. federal income tax purposes. Although the matter is not free from doubt, due to a lack of authority and the highly factual nature of the analysis, there can be no assurance that the IRS or a court will agree with our determination. No ruling is being sought from the IRS on any of the issues discussed herein.

You have agreed that the debentures constitute indebtedness and will treat the debentures as indebtedness for all U.S. federal, state and local income tax purposes under “Description of the Junior Subordinated Debentures—Agreement by Holders to Treat Debentures as Indebtedness for Tax Purposes.”

U.S. Holders

Interest and Original Issue Discount

Under applicable Treasury Regulations, a debt instrument will qualify as a “variable rate debt instrument” if (a) its issue price does not exceed the total noncontingent principal payments due under the debt instrument by more than a specified de minimis amount and (b) the debt instrument provides for stated interest, paid or compounded at least annually, at current values of a single fixed rate and one or more qualified floating rates. A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. Under the foregoing definition, the debentures are expected to be treated as variable rate debt instruments for U.S. federal income tax purposes. Under this characterization, payments treated as qualified stated interest (“QSI”) on the debentures will generally be taxable to U.S. holders as ordinary interest income at the time such interest payments are accrued or received, depending on the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

For U.S. federal income tax purposes, original issue discount (“OID”) is the excess of the stated redemption price at maturity of a debt instrument over its issue price (as described above), if such excess equals or exceeds a specified de minimis amount (generally 1/4 of 1% of the debt instrument’s stated redemption price at maturity multiplied by the number of complete years to maturity of such debt instrument). The stated redemption price at maturity of a debt instrument is the sum of all payments provided by the debt instrument other than payments of QSI. The term QSI generally means stated interest that is unconditionally payable in cash at least annually at a single fixed rate. A U.S. holder (regardless of its method of tax accounting) will be required to include OID in ordinary income as it accrues in accordance with a constant yield method based on a compounding of interest.

Under applicable Treasury Regulations, in order to determine the amount of QSI and OID in respect of the debentures, an equivalent fixed rate debt instrument must be constructed. The equivalent fixed rate debt instrument is a hypothetical instrument that has terms that are identical to those of the debentures, except that the equivalent fixed rate debt instrument provides for fixed rate substitutes in lieu of the actual rates on the debentures. The equivalent fixed rate debt instrument is constructed in the following fashion: (i) first, the initial fixed rate is replaced with a qualified floating rate such that the fair market value of the debentures as of the debentures’ issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the replacement qualified floating rate rather than the fixed rate, and (ii) second, each floating rate (including the floating rate determined under (i) above) is converted into a fixed rate substitute (which, in each case, will generally be the value of each floating rate as of the issue date of the debentures).

Once the equivalent fixed rate debt instrument has been constructed pursuant to the foregoing rules, the amount of OID and QSI, if any, are determined for the equivalent fixed rate debt instrument by applying the general OID rules to the equivalent fixed rate debt instrument and a U.S. holder of the debentures will account for such OID and QSI as if the U.S. holder held the equivalent fixed rate debt instrument. For each accrual period, appropriate adjustments will be made to the amount of QSI or OID assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the debentures during the accrual period.

The applicable Treasury Regulations provide special rules for determining the yield and maturity of a debt instrument such as the debentures that provide an issuer with the option to call the instrument at specified times. For purposes of determining whether a debt instrument is issued with OID, the applicable Treasury Regulations generally deem an issuer to exercise a call option in a manner that minimizes the yield on the debt instrument. Under the terms of the debentures, if the initial fixed rate substitute on the equivalent fixed rate debt instrument (as determined in the manner described above) is greater than or equal to the fixed rate substitute of the first floating rate (as determined in the manner described above), the debentures will be presumed not to be called and OID with respect to the debentures will be calculated as described above. If however, the initial fixed rate substitute on the equivalent fixed rate debt instrument (as determined in the manner described above) is less than the fixed rate substitute of the first floating rate (as determined in the manner described) above, the yield on the debentures would be minimized if the debentures were called immediately before the change in the interest rate on the First Reset Date and therefore the debentures would be treated as maturing on such date for OID purposes. This assumption is made solely for purposes of determining whether the debentures are issued with OID for U.S. federal income tax purposes, and is not an indication of our intention to call or not to call the debentures at any time. If, contrary to this presumption, the debentures are not called prior to the change in the interest rate on the First Reset Date, then, solely for OID purposes, the debentures will be deemed to be reissued at their adjusted issue price (i.e., their issue price, increased by the aggregate amount of OID that has accrued in all prior accrual periods, and decreased by the amount of any payment previously made on the debentures other than a payment of QSI) on the First Reset Date. This deemed reissuance should not give rise to taxable gain or loss to U.S. holders. Based upon current market conditions and the formula and manner in which the interest rates on the debentures are determined, we expect that the equivalent fixed rate debt instrument (as determined in the manner described above) would provide for a single fixed interest rate throughout the term of the debentures. Accordingly, solely for purposes of determining QSI and OID, as of the issue date of the debentures, we expect that the debentures will be presumed to remain outstanding until maturity, all interest on the debentures will be treated as QSI and the debentures will not be treated as having been issued with any OID.

The applicable Treasury Regulations provide that the possibility that interest on the debentures might be deferred would result in the debentures being treated as issued with OID, unless the likelihood of such deferral is remote. In addition, the applicable Treasury Regulations provide that the possibility that the notes might be redeemed at a premium following a Rating Agency Event could subject the notes to special rules that apply to contingent payment debt instruments, unless the likelihood of such redemption is remote. Under the terms of the debentures and the relevant facts and circumstances, we believe that the likelihood of our exercising the option to defer payment of stated interest and the likelihood of the debentures being redeemed at a premium following a Rating Agency Event are each remote within the meaning of the applicable Treasury Regulations and therefore that the possibility of such deferral or redemption will not result in interest on the debentures not being treated as QSI and will not result in the debentures being subject to the rules applicable to contingent payment debt instruments. Our position that such contingencies are remote or incidental is binding on a U.S. holder, unless the U.S. holder discloses its contrary position in the manner required by applicable Treasury Regulations. Our position is not, however, binding on the IRS, and if the IRS were to successfully challenge this position, the contingencies might result in interest on the debentures not being treated as QSI or the debentures being subject to the rules applicable to contingent payment debt instruments.

If the possibility of an interest deferral were determined not to be remote, or if interest payments were in fact deferred, the debentures would be treated as issued with OID at the time of issuance, or would be deemed to be reissued at the time of such deferral, as the case may be, and all stated interest, or if interest payments are in fact deferred, all stated interest due after such deferral, would be treated as OID. This deemed reissuance should not give rise to taxable gain or loss to U.S. holders. In such case, a U.S. holder would be required to include the OID in income as it accrued under the rules described above, regardless of the U.S. holder’s regular method of accounting, using the constant-yield-to-maturity method of accrual, before such U.S. holder received any payment attributable to such income, and would not separately report the actual cash payments of interest on the debentures as taxable income. If the possibility of a redemption following a Rating Agency Event were determined not to be remote, and the debentures were consequently subject to the rules applicable to contingent payment debt instruments, a U.S. holder might be required to accrue ordinary interest income on the debentures at a rate in excess of the stated interest rate, potentially in advance of the receipt of the corresponding cash payment, and to treat as ordinary interest income (rather than capital gain) any gain realized on the taxable disposition of a debenture.

Accordingly, interest in respect of the debentures generally will be taxable to a U.S. holder in accordance with our positions as set forth above. However, no rulings or other interpretations have been issued by the IRS that address the meaning of the term “remote,” as used in the applicable Treasury Regulations, and there can be no assurance that the IRS or a court will agree with this position.

Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of the Debentures

Upon the sale, exchange, retirement, redemption or other taxable disposition of a debenture, a U.S. holder generally will recognize capital gain or loss equal to the difference between (1) the amount realized on such sale, exchange, retirement, redemption or other taxable disposition and (2) such holder’s adjusted tax basis in such debenture. Assuming the debentures are not treated as issued (or reissued) with OID (as described above), the amount realized will not include any amounts attributable to accrued but unpaid interest (which will be taxed as described above). Assuming that the debentures are not treated as issued (or reissued) with OID, a U.S. holder’s adjusted tax basis in such debenture generally will equal the amount paid for such debenture. If the debentures are treated as issued (or reissued) with OID, a U.S. holder’s adjusted tax basis in a debenture generally will be its initial purchase price, increased by OID previously includible in such U.S. holder’s gross income to the date of disposition and decreased by payments received on the debenture other than payments of QSI. Gain or loss so recognized generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held such debenture for more than one year at the time of such sale, exchange, retirement, redemption or other taxable disposition. Net long-term capital gain of certain non-corporate U.S. holders generally is subject to preferential rates of U.S. federal income tax. The deductibility of capital losses is subject to limitations. Notwithstanding the foregoing, any amounts realized in connection with a sale, exchange, retirement, redemption or other taxable disposition with respect to accrued interest not previously includible in income will be treated as ordinary interest income.

Medicare Tax

In addition to regular U.S. federal income tax, certain U.S. holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income” or “undistributed net investment income,” which may include all or a portion of their interest (and OID) income on the debentures and net gain from the sale, exchange, retirement, redemption, or other taxable disposition of the debentures.

Non-U.S. Holders

For purposes of this discussion, you are a “Non-U.S. holder” if you are a beneficial owner of our debentures, you are not a U.S. holder and you are not treated as a partnership for U.S. federal income tax purposes.

Taxation of Interest on the Debentures

Generally, interest (and OID, if applicable) on the debentures will be U.S. source interest for U.S. federal income tax purposes and will be subject to U.S. federal withholding tax consequences described below. Generally, U.S. source interest paid on a debenture to a Non-U.S. holder will qualify for the “portfolio interest” exemption and, subject to the discussions below regarding backup withholding and FATCA (as defined below), will not be subject to U.S. federal income tax or withholding tax; provided that such interest income is not effectively connected with a U.S. trade or business of the Non-U.S. holder and that the Non-U.S. holder:

•	does not directly or indirectly, actually or by attribution, own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•

is not a controlled foreign corporation for U.S. federal income tax purposes that is related to us directly or indirectly, actually or by attribution, through sufficient stock ownership under the Code;

•	is not a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its business; and

•

either (a) provides the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or a suitable substitute form), as applicable, signed under penalties of perjury, that includes the Non-U.S. holder’s name and address, and certifies as to non-U.S. status in compliance with applicable law and regulations; or (b) holds the debenture through a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and provides a statement to the applicable withholding agent, signed under penalties of perjury, in which it certifies that such a Form W-8 (or a suitable substitute form) has been received by it from the Non-U.S. holder or an intermediate financial institution and furnishes the applicable withholding agent with a copy thereof. The Treasury regulations provide special certification rules for debentures held by a foreign partnership and other intermediaries.

If such Non-U.S. holder cannot satisfy the requirements for the “portfolio interest” exemption described above, payments of interest (and OID, if applicable) made to the Non-U.S. holder will be subject to 30% U.S. federal tax withholding unless (i) the interest (or OID, if applicable) is effectively connected with a U.S. trade or business of such Non-U.S. holder and such Non-U.S. holder satisfies the applicable certification requirements (as discussed below) or (ii) such holder provides the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or a suitable substitute form), as applicable, claiming an exemption from (or reduction of) withholding under the benefit of a tax treaty.

If interest (or OID, if applicable) on a debenture is, or is deemed to be, effectively connected with a U.S. trade or business of a Non-U.S. holder (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. holder within the U.S.), the Non-U.S. holder generally will not be subject to withholding if the Non-U.S. holder complies with applicable IRS certification requirements (i.e., by delivering a properly executed IRS Form W-8ECI or a suitable substitute form) and generally will be subject to U.S. federal income tax on such interest (and OID, if applicable) on a net income basis at regular U.S. rates in the same manner as if the holder were a U.S. holder. In the case of a Non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes, such effectively connected income also would generally be subject to an additional branch profits tax, which generally is imposed on a foreign corporation on the deemed repatriation from the U.S. of effectively connected earnings and profits at a 30% rate (or such lower rate as may be prescribed by an applicable tax treaty).

Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of the Debentures

Subject to the discussions below regarding backup withholding, any gain recognized by a Non-U.S. holder on the sale, exchange, retirement, redemption, or other taxable disposition of a debenture (other than amounts properly attributable to accrued but unpaid interest (or OID, if applicable), which are treated as described under

“—Taxation of Interest on the Debentures” above) will not be subject to U.S. federal income tax or withholding, unless:

•

the gain is effectively connected with the conduct of a U.S. trade or business of the Non-U.S. holder (and, if required by an applicable tax treaty, the gain is attributable to a permanent establishment maintained in the U.S. by the Non-U.S. holder), in which case such gain will generally be subject to U.S. federal income tax (and branch profits tax, if the Non-U.S. holder is a corporation) in the same manner as effectively connected interest as described above; or

•

the Non-U.S. holder is an individual who is present in the U.S. for 183 days or more during the taxable year of that disposition (but is not considered a resident of the United States under specific rules) and certain other conditions are met, in which case the Non-U.S. holder will generally be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be prescribed by an applicable tax treaty) on any gain recognized, which may be offset by certain U.S. source losses.

Non-U.S. holders should consult their tax advisors regarding the tax consequences of the disposition of the debentures.

Backup Withholding and Information Reporting

The Code and U.S. Treasury regulations generally require those who make specified payments to report the payments to the IRS. Among the specified payments are interest (and OID, if applicable) and proceeds paid by brokers to their customers. This reporting regime is reinforced by “backup withholding” rules, which require the payor to withhold from payments to certain recipients subject to information reporting if any such recipient has failed to provide a taxpayer identification number to the payor, furnished an incorrect taxpayer identification number, or failed to report interest or dividends on tax returns. Payments of interest (and OID, if applicable) to holders of the debentures and payments made to holders by a broker upon a sale of the debentures generally will be subject to information reporting and backup withholding, unless the holder (1) is an exempt payee, or (2) in the case of backup withholding, provides the payor with a correct taxpayer identification number and complies with applicable certification requirements.

Payments of interest (and OID, if applicable) to holders of the debentures and payments made to holders by a broker upon a sale of the debentures generally will be subject to information reporting and backup withholding, unless the holder (1) is an exempt payee, or (2) in the case of backup withholding, provides the payor with a correct taxpayer identification number and complies with applicable certification requirements or otherwise establishes an exemption. Non-U.S. holders and all corporations are generally exempt payees but may be required to certify their exempt status under applicable rules. In any event, information returns generally will be filed with the IRS in connection with payments of interest (and OID, if applicable) on the debentures to Non-U.S. holders and may be made available to the tax authorities in Non-U.S. holders’ jurisdictions under the provisions of a treaty or intergovernmental agreement.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a U.S. holder of debentures under the backup withholding rules will be allowed as a refund or can be credited against any U.S. federal income tax liability of the holder, provided the required information is furnished timely to the IRS.

Foreign Account Tax Compliance Act (“FATCA”)

FATCA imposes a 30% withholding tax on certain payments of U.S. source income, including payments of interest (and OID, if applicable) on the debentures, and gross proceeds to (1) a “foreign financial institution” (as defined in Section 1471(d)(4) of the Code and the U.S. Treasury regulations promulgated thereunder), unless the foreign financial institution enters into an agreement with the IRS to, among other things, collect and disclose to the IRS certain information regarding its U.S. accounts or meets an applicable exception, and (2) a “non-financial foreign entity” (as defined in Section 1472(d) of the Code and the U.S. Treasury regulations promulgated thereunder), unless the entity provides the payor with certain information regarding certain direct and indirect U.S. owners of the entity, certifies that it has no such U.S. owners or meets an applicable exception. A foreign financial institution located in a jurisdiction that has entered into an “intergovernmental agreement” with the United States in respect of FATCA may be required to collect and disclose the relevant tax information to the tax authority in its home jurisdiction and may be subject to rules that differ in certain other respects. Under proposed U.S. Treasury regulations that may be relied upon pending finalization, FATCA withholding tax on gross proceeds is not currently expected to apply.

United Kingdom Interest Withholding Tax Considerations

U.K. Interest Withholding

Payments of interest may be subject to statutory withholding (by the payer) on account of U.K. income tax, where the underlying interest is treated as ‘yearly interest arising in the U.K.’. The determination of whether interest ‘arises in the U.K.’ (for U.K. withholding purposes) can be complex and relies on the application of a number of different factors to the specific facts and circumstances. It is not, however, generally anticipated that payments of interest made by the Company on the debentures should be treated as ‘arising in the U.K.’ and hence the Company does not expect to apply withholding on account of U.K. income tax to such payments.

UNDERWRITING (CONFLICTS OF INTEREST)

We have entered into an underwriting agreement with BofA Securities, Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the underwriters, with respect to the debentures. Subject to the terms and conditions set forth in the underwriting agreement, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, the principal amount of the debentures that appears opposite their respective names in the table below.

Underwriters	Principal Amount of Debentures
BofA Securities, Inc.	$120,000,000
Deutsche Bank Securities Inc.	120,000,000
J.P. Morgan Securities LLC	120,000,000
Wells Fargo Securities, LLC	120,000,000
Apollo Global Securities, LLC	30,000,000
Barclays Capital Inc.	15,000,000
Blaylock Van, LLC	15,000,000
BNP Paribas Securities Corp.	15,000,000
Citigroup Global Markets Inc.	15,000,000
R. Seelaus & Co., LLC	15,000,000
SMBC Nikko Securities America, Inc.	15,000,000

Total	$600,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed to purchase all of the debentures offered if any of them are purchased. The underwriting agreement provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

The underwriters initially propose to offer the debentures to the public at the public offering price that appears on the cover page of this prospectus supplement. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell debentures through certain of their affiliates. The offering of the debentures by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

In the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the debentures, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the debentures, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering.

Underwriting Discounts paid by us
Per debenture	1.000%
Total	$6,000,000

We estimate that our share of the total expenses of the offering, excluding underwriting discounts, will be approximately $2.1 million.

The debentures are a new issue of securities with no established trading market. We do not intend to apply to list the debentures on a securities exchange. We have been advised by the underwriters that they presently intend to make a market in the debentures after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the debentures. If an active trading market for the debentures does not develop, the market price and liquidity of the debentures may be adversely affected. If the debentures are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

We have agreed that, for a period from the date of this prospectus supplement through and including the closing of this offering, we will not, without the prior written consent of BofA Securities, Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, offer for sale, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, or enter into any swap or other agreement that transfers any of the economic consequences of ownership of, or file a registration statement with the SEC relating to, any securities substantially similar to the debentures (provided, that nothing contained in any agreements relating to the debentures shall prohibit or in any way restrict, or be deemed to prohibit or in any way restrict, the issuance of debt securities by a special purpose trust formed solely to hold funding agreements and to issue funding agreement backed notes).

In connection with the offering, the underwriters may purchase and sell debentures in the open market. These transactions may include short sales, stabilizing transactions and syndicate covering transactions. Short sales involve the sale by the underwriters of a greater amount of debentures than they are required to purchase in this offering. Stabilizing transactions involve bids to purchase the debentures in the open market for the purpose of pegging, fixing or maintaining the price of such debentures. Syndicate covering transactions involve purchases of the debentures in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the debentures to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased debentures sold by or for the account of such underwriter in stabilizing or short covering transactions.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the debentures. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, insurance and reinsurance related brokering, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed, and may in the future perform, various commercial banking, investment banking and advisory services for Athene and Apollo from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for Athene and Apollo in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own accounts and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of Athene and Apollo or their affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In addition, because the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the debentures offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the debentures offered hereby.

Conflicts of Interest

Apollo Global Securities, LLC is an affiliate of the issuer. Rule 5121 imposes certain requirements on a FINRA member participating in the public offering of securities of an issuer if there is a conflict of interest and/or if that issuer controls, is controlled by, or is under common control with, the FINRA member. As a result of the above, Apollo Global Securities, LLC will be deemed to have a “conflict of interest” within the meaning of Rule 5121. Accordingly, this offering is being made in compliance with the requirements of Rule 5121. Apollo Global Securities, LLC will not sell any of our securities to a discretionary account unless it has received specific written approval from the account holder in accordance with Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the securities offered are investment grade rated securities.

Settlement

We expect that delivery of the debentures will be made against payment therefor on or about June 27, 2025, which will be the third business day following the date of pricing of the debentures (such settlement cycle being herein referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the debentures prior to the delivery of the debentures hereunder will be required, by virtue of the fact that the debentures initially will settle T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the debentures who wish to trade the debentures prior to their date of delivery should consult their own advisor.

Selling Restrictions

European Economic Area

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of the Prospectus Regulation (as defined below). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of debentures in any member state of the European Economic Area (“EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“Qualified Investors”). Accordingly any person making or intending to make an offer in that member state of the EEA of debentures which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to Qualified Investors. Neither the issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of debentures other than to Qualified Investors. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS—The debentures are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the debentures to be offered so as to enable an investor to decide to purchase or subscribe for the debentures. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the debentures or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the debentures or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

United Kingdom

The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the debentures offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to persons who (i) are outside the United Kingdom, (ii) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (iii) are persons falling within Article 43(2) of the Financial Promotion Order, (iv) are persons falling within Article 49(2)(a) to (d) of the Financial Promotion Order or (v) are any other persons to whom an invitation or inducement to engage in investment activity within the meaning of section 21 of the FSMA in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the debentures offered hereby is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. In the United Kingdom, the debentures offered hereby are only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any related document or any of their contents. No part of this prospectus should be published, reproduced, distributed or otherwise made available in whole or in part to any other person.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the debentures may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to the issuer.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the debentures in, from or otherwise involving the United Kingdom.

PROHIBITION OF SALES TO U.K. RETAIL INVESTORS—The debentures are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the U.K. For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “EUWA”); or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law of the United Kingdom by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law of the United Kingdom by virtue of the EUWA and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the debentures to be offered so as to enable an investor to decide to purchase or subscribe for the debentures. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law of the United Kingdom by virtue of the EUWA (the “U.K. PRIIPs Regulation”) for offering or selling the debentures or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the debentures or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the U.K. PRIIPs Regulation.

Notice to Prospective Investors in Switzerland

The debentures may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and no application has or will be made to admit the debentures to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the debentures constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the debentures may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Hong Kong

The debentures may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the debentures may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to debentures which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus has not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the debentures may not be circulated or distributed, nor may the debentures be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act of 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA) that the debentures are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Canada

The debentures may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the debentures must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.

The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Residents of Bermuda

To the extent that the debentures are offered and sold in or from Bermuda, such offer or sale will be made in accordance with the Investment Business Act 2003 of Bermuda.

Notice to Prospective Investors in Japan

The debentures have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any debentures, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

LEGAL MATTERS

Certain legal matters, including the validity of the debentures offered hereby, will be passed upon for us by Sidley Austin LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York.

EXPERTS

The financial statements and the related financial statement schedules of Athene Holding Ltd. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement by reference to Athene Holding Ltd.’s annual report on Form 10-K for the year ended December 31, 2024, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements and financial statement schedules are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We file reports and other information with the SEC. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including us. These reports and other information can also be read at the offices of The New York Stock Exchange, 11 Wall Street, New York, New York 10005.

We are incorporating by reference into this prospectus supplement and the accompanying prospectus information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus supplement and the accompanying prospectus, and any information filed with the SEC subsequent to the date of this prospectus supplement and the accompanying prospectus will automatically be deemed to update and supersede this information. Information furnished under Item 2.02 and Item 7.01 of our Current Reports on Form 8-K is not incorporated by reference in this prospectus supplement and accompanying prospectus unless expressly incorporated by reference below. We incorporate by reference the following documents which have been filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 24, 2025;

•	Quarterly Report on Form 10-Q for the period ended March 31, 2025 filed with the SEC on May 7, 2025; and

•	Current Reports on Form 8-K filed on February 6, 2025 (Item 5.02 only), February 26, 2025 (Item 5.02 only), May 19, 2025 and June 16, 2025 (Item 5.02 only).

We incorporate by reference the documents listed above and any future filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K (unless expressly incorporated by reference), until the termination or completion of this offering. Any reports filed by us with the SEC, other than information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K, after the date of this prospectus supplement and before the date that this offering is terminated or completed will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus.

We will provide without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, other than exhibits to those documents, unless those exhibits are specifically incorporated by reference into those documents. Requests should be directed to Corporate Secretary, Athene Holding Ltd., 7700 Mills Civic Pkwy, West Des Moines, Iowa 50266, by electronic mail (corpsec@athene.bm) or by telephone (515-342-4678). You may also obtain some of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus at our website, www.athene.com. Information contained on our website or connected thereto does not constitute a part of, and is not incorporated by reference into, this prospectus supplement and the accompanying prospectus.

PROSPECTUS

ATHENE HOLDING LTD.

DEBT SECURITIES

PREFERRED STOCK

DEPOSITARY SHARES

WARRANTS

UNITS

By this prospectus, we may offer these securities, or any combination thereof, from time to time in amounts, at prices and on other terms to be determined at the time of the offering. The specific terms of these securities will be provided in supplements to this prospectus. In addition, selling securityholders may also sell these securities, from time to time, if so identified and on terms described in the applicable prospectus supplement or pricing supplement. You should read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision.

Investing in our securities involves risk. See “Risk Factors” on page 2, and, if applicable, any risk factors described in any accompanying prospectus supplement and in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus, to read about factors you should consider before buying our securities.

We or selling securityholders may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Unless otherwise stated in this prospectus or an accompanying prospectus supplement, no securities registered hereunder will be listed on a securities exchange.

We, selling securityholders or any of our respective affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices, as determined from time to time.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 2, 2024.

i

ABOUT THIS PROSPECTUS

Unless otherwise stated or the context otherwise requires, references in this prospectus to “Athene,” “we,” “our,” “us,” or “the Company” refer to Athene Holding Ltd., together with its consolidated subsidiaries, while references to “AHL” refer only to Athene Holding Ltd. on an unconsolidated basis.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we and the selling securityholders named in this prospectus and any accompanying prospectus supplement may, from time to time, sell any combination of debt securities, Preferred Stock (as defined below), depositary shares, warrants and units, as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time that securities are sold, a prospectus supplement that will contain specific information about the terms of that offering will be provided. Any accompanying prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

In reviewing the agreements included as exhibits to any of the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in this prospectus and any accompanying prospectus supplement, as well as our other public filings, which are available without charge through the SEC website at www.sec.gov.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement, pricing supplement or in any free writing prospectus that we authorize to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information in this prospectus is accurate as of the date of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

RISK FACTORS

Investing in our securities involves risks. We urge you to carefully consider the risk factors described in our filings with the SEC that are incorporated by reference in this prospectus and in any accompanying prospectus supplement, pricing supplement or free writing prospectus used in connection with an offering of our securities, as well as the information relating to us identified herein in “Special Note Regarding Forward-Looking Statements” before making an investment decision.

Risk Factor Summary

Our business faces significant risks. The factors that make an investment in our business speculative or risky include:

•

Our business, financial condition, results of operations, liquidity and cash flows depend on the accuracy of our management’s assumptions and estimates, and we could experience significant gains or losses if these assumptions and estimates differ significantly from actual results.

•

We are subject to risks associated with public health crises, such as pandemics and epidemics, including the COVID-19 pandemic which has caused severe disruptions in the US and global economy and could continue to impact our business, financial condition and results of operations.

•

Interruption or other operational failures in telecommunications, information technology and other operational systems or a failure to maintain the security, integrity, confidentiality or privacy of sensitive data residing on those systems, including as a result of human error, could have a material adverse effect on our business.

•

A financial strength rating downgrade, potential downgrade or any other negative action by a rating agency could make our product offerings less attractive, inhibit our ability to acquire future business through acquisitions or reinsurance and increase our cost of capital, which could have a material adverse effect on our business.

•

We rely significantly on third parties for various services, and we may be held responsible for obligations that arise from the acts or omissions of third parties under their respective agreements with us.

•

Changes to the method of determining the London Inter-bank Offered Rate (“LIBOR”) or the selection of a replacement for LIBOR may affect the value of investments held by or due to us and could affect our results of operations and financial results.

•

We are subject to significant operating and financial restrictions imposed by our credit agreements, liquidity facility, and certain letters of credit, and we are also subject to certain operating restrictions imposed by the indenture to which we are a party.

•

We operate in a highly competitive industry that includes a number of competitors, which could limit our ability to achieve our growth strategies and could materially and adversely affect our business, financial condition, results of operations, cash flows and prospects.

•	If we are unable to attract and retain independent marketing organizations, agents, banks and broker-dealers, sales of our products may be adversely affected.

•

Our growth strategy includes acquisitions and block reinsurance transactions, and our ability to consummate these transactions on economically advantageous terms acceptable to us in the future is unknown.

•	As a financial services company, we are exposed to liquidity risk, which is the risk that we are unable to meet near-term obligations as they come due.

•

The amount of statutory capital that our insurance and reinsurance subsidiaries have, or that they are required to hold, can vary significantly from time to time and is sensitive to a number of factors outside of our control.

•	Repurchase agreement programs subject us to potential liquidity and other risks.

•

Our investments are subject to market and credit risks that could diminish their value and these risks could be greater during periods of extreme volatility or disruption in the financial and credit markets, which could adversely impact our business, financial condition, results of operations, liquidity and cash flows.

•	Interest rate fluctuations could adversely affect our business, financial condition, results of operations, liquidity and cash flows.

•	We are subject to the credit risk of our counterparties, including ceding companies, reinsurers, plan sponsors and derivative counterparties.

•

Our investment portfolio may be subject to concentration risk, particularly with respect to single issuers, including Athora Holding Ltd., among others; industries, including financial services; and asset classes, including real estate.

•

Many of our invested assets are relatively illiquid and we may fail to realize profits from these assets for a considerable period of time, or lose some or all of the principal amount we invest in these assets if we are required to sell our invested assets at a loss at inopportune times.

•

Our investments linked to real estate are subject to credit risk, market risk, servicing risk, loss from catastrophic events and other risks, which could diminish the value that we obtain from such investments.

•	Our investment portfolio may include investments in securities of issuers based outside the US, including emerging markets, which may be riskier than securities of US issuers.

•	While we seek to hedge foreign currency risks, foreign currency fluctuations may reduce our net income and our capital levels, adversely affecting our financial condition.

•	Climate change and regulatory and other efforts to reduce climate change, as well as environmental, social and governance requirements could adversely affect our business.

•	Financial markets have been subject to inflationary pressures, and continued rising inflation may adversely impact our business and results of operations.

•

There are potential conflicts of interests between Apollo Global Management, Inc. (“AGM”), our corporate parent, or any of its subsidiaries (collectively, AGM together with its subsidiaries, “Apollo”), and the holders of our Preferred Stock.

•

We rely on our investment management agreements with Apollo for the management of our investment portfolio. Apollo may terminate these arrangements at any time, and there are limitations on our ability to terminate investment management agreements covering assets backing reserves and surplus in ACRA (as defined below), which may adversely affect our investment results.

•

Interruption or other operational failures in telecommunications, information technology and other operational systems at Apollo or a failure to maintain the security, integrity, confidentiality or privacy of sensitive data residing on Apollo’s systems, including as a result of human error, could have a material adverse effect on our business.

•

The historical investment portfolio performance of Apollo should not be considered as indicative of the future results of our investment portfolio, or our future results or our ability to declare and pay dividends on our Preferred Stock.

•	The returns that we expect to achieve on our investment portfolio may not be realized.

•

Our industry is highly regulated and we are subject to significant legal restrictions and these restrictions may have a material adverse effect on our business, financial condition, results of operations, liquidity, cash flows and prospects.

•

Our failure to obtain or maintain licenses and/or other regulatory approvals as required for the operations of our insurance subsidiaries may have a material adverse effect on our business, financial condition, results of operations, liquidity, cash flows and prospects.

•

Changes in the laws and regulations governing the insurance industry or otherwise applicable to our business, may have a material adverse effect on our business, financial condition, results of operations, liquidity, cash flows and prospects.

•

Our structure involves complex provisions of tax law for which no clear precedent or authority may be available. Our structure is also subject to ongoing future potential legislative, judicial or administrative change and differing interpretations, possibly on a retroactive basis.

•	Changes in non-US tax law could adversely affect our ability to raise funds from certain investors.

•	The Base Erosion and Anti-Abuse Tax (BEAT) may significantly increase our tax liability.

•	Changes in US tax law might adversely affect demand for our products.

•

AHL is a holding company with limited operations of its own. As a consequence, AHL’s ability to pay dividends on its securities and to make timely payments on its debt obligations will depend on the ability of its subsidiaries to make distributions or other payments to it, which may be restricted by law.

•	We may be the target or subject of, and may be required to defend against or respond to, litigation, regulatory investigations or enforcement actions.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any accompanying prospectus supplement and in the documents that we incorporate by reference herein and therein, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results and the assumptions upon which those statements are based are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “seek,” “assume,” “believe,” “may,” “will,” “should,” “could,” “would,” “likely” and other words and terms of similar meaning, including the negative of these or similar words and terms, in connection with any discussion of the timing or nature of future operating or financial performance or other events. However, not all forward-looking statements contain these identifying words. Forward-looking statements appear in a number of places throughout this prospectus and any accompanying prospectus supplement and the documents that we incorporate by reference herein and therein and give our current expectations and projections relating to our business, financial condition, results of operations, plans, strategies, objectives, future performance and other matters as of the date or dates of such documents.

We caution you that forward-looking statements are not guarantees of future performance and that our actual consolidated financial condition, results of operations, liquidity, cash flows and performance may differ materially from those made in or suggested by the forward-looking statements contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. There can be no assurance that actual developments will be those anticipated by us. In addition, even if our consolidated results of operations, financial condition, liquidity, cash flows and performance are consistent with the forward-looking statements contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors could cause actual results or conditions to differ materially from those contained or implied by the forward-looking statements, including the risks set forth in the sections entitled “Risk Factors” contained and incorporated by reference in this prospectus and any accompanying prospectus supplement. Factors that could cause actual results or conditions to differ from those reflected in the forward-looking statements contained or incorporated by reference in this prospectus and any accompanying prospectus supplement include but are not limited to:

•	the accuracy of management’s assumptions and estimates;

•	variability in the amount of statutory capital that our insurance and reinsurance subsidiaries have or are required to hold;

•	interest rate and/or foreign currency fluctuations;

•	our potential need for additional capital in the future and the potential unavailability of such capital to us on favorable terms or at all;

•	major public health issues, such as the pandemic caused by the effects of the spread of the Coronavirus Disease of 2019;

•	changes in relationships with important parties in our product distribution network;

•	the activities of our competitors and our ability to grow our retail business in a highly competitive environment;

•	the impact of general economic conditions on our ability to sell our products and on the fair value of our investments;

•	our ability to successfully acquire new companies or businesses and/or integrate such acquisitions into our existing framework;

•	downgrades, potential downgrades or other negative actions by rating agencies;

•	our dependence on key executives and inability to attract qualified personnel;

•	market and credit risks that could diminish the value of our investments;

•	changes to the creditworthiness of our reinsurance and derivative counterparties;

•	changes in consumer perception regarding the desirability of annuities as retirement savings products;

•	potential litigation (including class action litigation), enforcement investigations or regulatory scrutiny against us and our subsidiaries, which we may be required to defend against or respond to;

•	the impact of new accounting rules or changes to existing accounting rules on our business;

•	interruption or other operational failures in telecommunication and information technology and other operating systems, as well as our ability to maintain the security of those systems;

•	the termination by Apollo of its investment management agreements with us and limitations on our ability to terminate such arrangements;

•	Apollo’s dependence on key executives and inability to attract qualified personnel;

•	the accuracy of our estimates regarding the future performance of our investment portfolio;

•	increased regulation or scrutiny of alternative investment advisers and certain trading methods;

•

potential changes to laws or regulations affecting, among other things, group supervision and/or group capital requirements, entity-level regulatory capital standards, transactions with our affiliates, the ability of our subsidiaries to make dividend payments or distributions to us, acquisitions by or of us, minimum capitalization and statutory reserve requirements for insurance companies and fiduciary obligations on parties who distribute our products;

•	the failure to obtain or maintain licenses and/or other regulatory approvals as required for the operation of our insurance subsidiaries;

•

increases in our tax liability resulting from the implementation in various jurisdictions of measures to introduce the OECD’s “Pillar 2” global minimum tax initiative or similar rules in other jurisdictions (including a recently promulgated corporate income tax in Bermuda and the Base Erosion and Anti-Abuse Tax (“BEAT”) in the United States (“U.S.”)) or otherwise;

•	adverse changes in U.S. or non-U.S. tax law;

•	adverse impacts of the Redomicile (as defined below);

•	changes in our ability to pay dividends or make distributions, including as a result of the Redomicile;

•

the failure to achieve the economic benefits expected to be derived from Athene Co-Invest Reinsurance Affiliate Holding Ltd. and Athene Co-Invest Reinsurance Affiliate Holding 2 Ltd. (together with their subsidiaries, “ACRA”) capital raise or future ACRA capital raises;

•	the failure of third-party ACRA investors to fund their capital commitment obligations; and

•	other risks and factors listed under “Risk Factors” and elsewhere in this prospectus, any accompanying prospectus supplement and the documents that we incorporate by reference herein and therein.

We caution you that the important factors referenced above may not be exhaustive. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect or anticipate. In light of these risks, you should not place undue reliance upon any forward-looking statements contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or the documents that we incorporate herein by reference. Forward-looking statements speak only as of the date they are made. We undertake no obligation, except as may be required by law, to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the dates of the documents in which such statements were made.

INDUSTRY AND MARKET DATA

We obtained the industry, market and competitive position data throughout this prospectus, any accompanying prospectus supplement and the reports incorporated by reference herein or therein from (1) our own internal estimates and research, (2) industry and general publications and research, (3) studies and surveys conducted by third parties and (4) other publicly available information. Independent research reports and industry publications generally indicate that the information contained therein was obtained from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that the information included and incorporated by reference in this prospectus from such publications, research, studies and surveys is reliable, neither we, nor any underwriters have or will have independently verified data from these third-party sources. In addition, while we believe our internal estimates and research are reliable and the definitions of our market and industry are appropriate, neither such estimates and research nor such definitions have been verified by any independent source. Forward-looking information obtained from these sources is subject to the same qualifications and the additional uncertainties as the other forward-looking statements in this prospectus and in any accompanying prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We file reports, proxy statements and other information with the SEC. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including us. These reports, proxy statements and other information can also be read at the offices of the NYSE, 11 Wall Street, New York, New York 10005.

The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information. Information furnished under Item 2.02 and Item 7.01 of our Current Reports on Form 8-K or otherwise is not incorporated by reference in this registration statement and prospectus. We incorporate by reference the following documents which have been filed with the SEC, except for any portion of such document that is deemed furnished and not filed:

•	Annual Report on Form 10-K for the year ended December 31, 2022 (our “2022 Form 10-K”);

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023;

•

Current Reports on Form 8-K filed on June 8, 2023, July  5, 2023, November  1, 2023 (Form 8-K with Item 5.02), November  27, 2023, December 12, 2023 (Form 8-K with Items 2.03, 8.01 and 9.01), December  12, 2023 (Form 8-K with Items 8.01 and 9.01) and January 2, 2024.

We incorporate by reference the documents listed above and any future filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or otherwise, until the termination or completion of the offering of the securities made by this prospectus. Any reports filed by us with the SEC, other than information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or otherwise, after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated or completed will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. In the case of a conflict or inconsistency between information in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We will provide without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits to those documents, unless those exhibits are specifically incorporated by reference into those documents. Requests should be directed to Corporate Secretary, Athene Holding Ltd., 7700 Mills Civic Pkwy, West Des Moines, Iowa 50266, by electronic mail (corpsec@athene.com) or by telephone (1-888-266-8489). You may also obtain some of the documents incorporated by reference into this prospectus at our website, www.athene.com. Information contained on our website or connected thereto does not constitute a part of, and is not incorporated by reference into, this prospectus.

OUR COMPANY

We are a leading financial services company that specializes in issuing, reinsuring and acquiring retirement savings products designed for the increasing number of individuals and institutions seeking to fund retirement needs. We generate attractive financial results for our policyholders and stockholders by combining our two core competencies of (1) sourcing long-term, persistent liabilities and (2) using the global scale and reach of Apollo’s asset management business to actively source or originate assets with our preferred risk and return characteristics. Our investment philosophy is to invest a portion of our assets in securities that earn an incremental yield by taking measured liquidity and complexity risk and capitalize on our long-dated funding profile to prudently achieve higher net investment earned rates, rather than assuming incremental credit risk. Our differentiated investment strategy benefits from our relationship with Apollo, which provides a full suite of services for our investment portfolio, including direct investment management, asset allocation, mergers and acquisition asset diligence and certain operational support services, including investment compliance, tax, legal and risk management support. Our relationship with Apollo provides us with access to Apollo’s investment professionals around the world as well as Apollo’s global asset management infrastructure across a broad array of asset classes. We are led by a highly skilled management team with extensive industry experience. Our headquarters are located in West Des Moines, Iowa. Effective January 1, 2022, as a result of the closing of the merger involving us and Apollo, AGM (NYSE: APO) became the beneficial owner of 100% of our common stock and controls all of the voting power to elect members to our board of directors.

The issuer, AHL, is a holding company for its insurance subsidiaries and does not have any significant operations of its own. The principal sources of cash to meet AHL’s obligations are dividends, returns of capital, loans or advances or other intercompany transfers of funds from its subsidiaries. AHL’s insurance subsidiaries are subject to regulatory restrictions on the payment of dividends imposed by the regulators of their respective domiciles. The dividend limitation for Bermuda insurance and reinsurance subsidiaries is based on the statutory capital and surplus as of the immediately preceding calendar year. The dividend limitation for U.S. insurance subsidiaries is based on the surplus to policyholders as of the immediately preceding calendar year and statutory net gain from operations of the immediately preceding calendar year.

AHL is a corporation organized under the laws of the State of Delaware. Our principal executive offices are located at 7700 Mills Civic Pkwy, West Des Moines, Iowa 50266, and our telephone number is 1-888-266-8489. Our website address is www.athene.com. Information contained on our website or connected thereto does not constitute a part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus.

USE OF PROCEEDS

We may use the proceeds of securities sold or re-sold by us under this registration statement for, among other things, general corporate purposes. The prospectus supplement for each offering of securities will specify the intended use of the proceeds of that offering.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the debt securities, Preferred Stock, depositary shares, warrants and units that we and selling securityholders may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, this prospectus and any accompanying prospectus supplement together contain the material terms of the securities being offered.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities (together, the “debt securities”).

Unless the applicable prospectus supplement states otherwise, (i) senior debt securities will be issued under an Indenture dated as of January 12, 2018 (as supplemented from time to time), between AHL and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “Senior Indenture”), and (ii) subordinated debt securities will be issued under an indenture to be entered into between us and a trustee named therein, as trustee (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”).

The Senior Indenture and a form of the Subordinated Indenture are included as exhibits to the registration statement of which this prospectus forms a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures and the debt securities, including the definitions therein of certain terms.

General

The debt securities will be direct secured or unsecured obligations of AHL. The senior debt securities will rank equally with all of AHL’s other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of AHL’s present and future senior indebtedness.

Because AHL is principally a holding company, its right to participate in any distribution of assets of any of its subsidiaries, including ALRe, Athene Annuity & Life Assurance Company (“AADE”) and Athene Annuity and Life Company (“AAIA”), upon such subsidiaries’ liquidation or reorganization or otherwise, is subject to the prior claims of creditors of such subsidiaries, except to the extent AHL may be recognized as a creditor of such subsidiaries. Accordingly, AHL’s obligations under the debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of its subsidiaries, including liabilities under contracts of insurance and annuities written by AHL’s insurance subsidiaries, and holders of debt securities should look only to AHL’s assets for payment thereunder.

The Indentures do not limit the aggregate principal amount of debt securities that AHL may issue and provide that AHL may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. AHL may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture. The Indentures do not limit our ability to incur other debt.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which AHL will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, per annum at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue, the dates on which interest will be payable, or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•

whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which AHL will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

•

whether and under what circumstances AHL will pay additional amounts on the debt securities of the series to holders in respect of any tax, assessment or other government charge and, if so, whether AHL will have the option to redeem such debt securities rather than pay such additional amounts;

•

if AHL possesses the option to do so, the periods within which and the prices at which AHL may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•

AHL’s obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which AHL will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the minimum denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•

the portion, or methods of determining the portion, of the principal amount of the debt securities which AHL must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•

the currency, currencies or currency unit in which AHL will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not U.S. dollars and the manner of determining the equivalent thereof in U.S. dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the Events of Default or AHL’s covenants with respect to the applicable series of debt securities;

•	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•

whether any of the debt securities will be issued in global or certificated form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	the depositary for global or certificated debt securities;

•	if applicable, a discussion of certain material U.S. federal income tax considerations applicable to specific debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the applicable Indenture, as amended or supplemented.

As used in this prospectus and any prospectus supplement relating to an offering of debt securities, references to the principal of (and premium, if any) and interest, if any, on the debt securities of a series include additional amounts, if any, payable on the debt securities of such series in that context.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in fully registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of AHL’s Senior Indebtedness (as described below).

For purposes of subordinated debt securities, “Senior Indebtedness” includes principal of, premium, if any, and interest on, and any other payment due pursuant to any of the following, whether incurred prior to, on or after the date of execution of the Senior Indenture:

•	all obligations of AHL for money borrowed;

•

all obligations of AHL evidenced by notes, debentures, bonds or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses and including all other debt securities issued by AHL to any trust or a trustee of such trust, or to a partnership or other affiliate that acts as a financing vehicle for AHL, in connection with the issuance of securities by such vehicles;

•	all obligations of AHL under leases required or permitted to be capitalized under generally accepted accounting principles;

•	all reimbursement obligations with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of AHL;

•

all obligations of AHL issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which AHL or any of its subsidiaries have agreed to be treated as owner of the subject property for federal income tax purposes (including trade accounts payable or accrued liabilities arising in the ordinary course of business);

•

all payment obligations of AHL under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations AHL incurred solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of AHL;

•

all obligations of the types referred to in the preceding bullet points of another person and all dividends of another person the payment of which, in either case, AHL has assumed or guaranteed or for which AHL is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise; and

•	all amendments, modifications, renewals, extensions, refinancings, replacements and refundings of any of the above types of indebtedness.

Senior Indebtedness does not include indebtedness that is, by its terms, subordinated to, or ranks equal with, the subordinated debt securities.

As of September 30, 2023, AHL had $3.4 billion in aggregate principal amount of Senior Indebtedness outstanding. On December 12, 2023, AHL issued an additional $600 million of unsecured senior indebtedness. The amount of any additional Senior Indebtedness which AHL may issue is subject to limitations imposed by its board of directors.

Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

Unless otherwise noted in the accompanying prospectus supplement, if AHL defaults in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, AHL will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration will first be entitled to receive cash payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, AHL will pay in full all Senior Indebtedness before it makes any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of AHL, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by AHL for the benefit of creditors; or

•	any other marshaling of AHL’s assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the Indentures and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full.

The Indentures do not limit the issuance of additional Senior Indebtedness.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “Events of Default” under the Senior Indenture with respect to each series of senior debt securities:

•	AHL’s failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

•

AHL’s failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

•	AHL’s failure to observe or perform any other of its covenants or agreements with respect to such series for 90 days after AHL receives notice of such failure;

•

certain defaults with respect to AHL’s debt which result in a principal amount in excess of $100,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable (other than the debt securities or non-recourse debt); and

•	certain events of bankruptcy, insolvency or reorganization of AHL.

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “Events of Default” under the Subordinated Indenture with respect to each series of subordinated debt securities:

•	AHL’s failure to pay interest in full or in part, including compounded interest, on any subordinated debt securities for a period of 30 days after such interest was due or on the maturity date;

•	AHL’s failure to pay principal of or premium, if any, on any subordinated debt security of such series on the maturity date or upon redemption;

•	certain events of bankruptcy, insolvency or reorganization of AHL.

If an Event of Default with respect to any debt securities of any series outstanding under the Indentures shall occur and be continuing, the trustee under such Indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in such Indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Events of Default with respect to AHL’s subordinated debt securities may be different than those with respect to its senior debt securities. Upon the acceleration of the maturity of original issue discount debt securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount debt securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under the Indentures with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such Indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series, or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required, within 60 days after the occurrence of a default (which is actually known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest, or in the payment of any sinking fund installment, on any debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under such Indenture at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series under such Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

No holder of a debt security of any series may institute any action against AHL under the Indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series specifying an Event of Default, as required under such Indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such Indenture shall have requested the trustee to institute such action and offered to the trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in compliance with such request, and (iii) the trustee shall not have instituted such action within 60 days of such request.

AHL is required to promptly notify the trustee of the occurrence of any default under the Indentures and is further required to furnish statements to the trustee as to AHL’s compliance with all conditions and covenants under the Indentures and AHL’s knowledge of any default or Event of Default within 120 days of AHL’s fiscal year end.

Discharge, Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, AHL may discharge or defease its obligations (except for certain surviving provisions) under the Indentures as set forth below.

AHL may discharge certain obligations to holders of any series of debt securities issued under an Indenture which have not already been delivered to the applicable trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations (as defined in the Indentures), or a combination thereof, as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such debt securities.

If indicated in the applicable prospectus supplement, AHL may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the Indentures) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant trustee, in trust for such purpose, of money and/or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, AHL must deliver to the relevant trustee an opinion of counsel to the effect that the holders and beneficial owners of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the applicable Indenture. In addition, in the case of either defeasance or covenant defeasance, AHL shall have delivered to the relevant trustee (i) an officers’ certificate to the effect that the relevant debt securities exchange(s) have informed it that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit, and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

AHL may exercise its defeasance option with respect to such debt securities notwithstanding its prior exercise of its covenant defeasance option.

Modification and Waiver

Under the Indentures, AHL and the applicable trustee may supplement the Indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. AHL and the applicable trustee may also modify the relevant Indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under such Indenture. However, the Indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•

change the stated maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or change the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right of any holder to enforce any payment on or with respect to any debt security;

•	adversely change the right of any holder exercisable upon the repurchase of the debt securities, if the debt securities initially provide for such rights;

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of such Indenture or for waiver of compliance with certain provisions of such Indenture or for waiver of certain defaults;

•	reduce the requirements contained in such Indenture for quorum or voting; or

•	modify any of the above provisions.

The Indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the Indenture which is affected by the modification or amendment to waive AHL’s compliance with certain covenants contained in such Indenture.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as AHL may designate for such purpose from time to time. Notwithstanding the foregoing, at AHL’s option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by AHL and located in the contiguous United States will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by AHL for the debt securities of a particular series will be named in the applicable prospectus supplement. AHL may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that AHL will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

Subject to applicable abandoned property laws, all moneys paid by AHL to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to AHL upon request, and the holder of such debt security thereafter may look only to AHL for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company (“DTC”). In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•

DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	We determine, in our sole discretion and subject to the procedures of DTC, that the global security shall be exchangeable.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the applicable trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the applicable Indenture. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The Indentures and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Relationship with the Trustees

The trustees under the Indentures are U.S. Bank Trust Company, National Association. We maintain ordinary banking and trust relationships with a number of banks and trust companies, including the trustees under the Indentures.

DESCRIPTION OF PREFERRED STOCK

The following is a description of the terms of our capital stock. This description is a summary only and is qualified by reference to the relevant provisions of the Delaware General Corporation Law (“DGCL”), and our certificate of incorporation (the “certificate of incorporation”), and bylaws (the “bylaws”), which are incorporated by reference in this prospectus.

General

Our certificate of incorporation authorizes 400,000,000 shares, which is divided into two classes as follows:

•	360,000,000 shares of common stock, par value of $0.001 per share (“Common Stock”); and

•	40,000,000 shares of preferred stock, par value of $1.00 per share (“Preferred Stock”), which may be designated from time to time in accordance with our certificate of incorporation.

Common Stock

Effective January 1, 2022, as a result of the closing of the merger involving us and Apollo, Apollo Global Management, Inc. became and remains as of the date of this prospectus the beneficial owner of 100% of our Common Stock and controls all of the voting power to elect members to our board of directors. Our shares of Common Stock are not publicly listed.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to provide, out of the unissued shares of our Preferred Stock, for one or more series of our Preferred Stock, to fix the designation, powers (including voting powers), preferences and relative, participating, optional and other special rights of, and the qualifications, limitations or restrictions thereof, such series of our Preferred Stock and the number of shares of such series, in each case without further vote or action by our stockholders (except as may be required by the terms of our certificate of incorporation and any certificate of designation relating to any series of our Preferred Stock then outstanding). Our board of directors can also increase (but not above the total number of shares of our Preferred Stock then authorized and available for issuance and not committed for other issuance) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of our Preferred Stock. Our board of directors may authorize the issuance of our Preferred Stock with voting or conversion rights that could dilute or have a detrimental effect on the proportion of voting power held by, or other relative rights of, the Common Stockholders. The issuance of our Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in the control of us and might adversely affect the market price of our Common Stock.

As of January 1, 2024, there were outstanding 34,500 shares of our Series A preferred stock (“Series A Preferred Stock”), 13,800 shares of our Series B preferred stock (“Series B Preferred Stock”), 24,000 shares of our Series C preferred stock (“Series C Preferred Stock”), 23,000 shares of our Series D preferred stock (“Series D Preferred Stock”), and 20,000 shares of our Series E preferred stock (“Series E Preferred Stock”).

Economic Rights

Dividends. The Company shall not make or pay any dividend of cash or other assets with respect to (i) shares of Series A Preferred Stock, (ii) shares of Series B Preferred Stock, (iii) shares of Series C Preferred Stock, (iv) shares of Series D Preferred Stock, (v) shares of Series E Preferred Stock, or (vi) any other series of Preferred Stock, in each case, except for dividends in accordance with the certificate of designation relating to such series of Preferred Stock.

Voting Rights

Pursuant to our certificate of incorporation, in connection with any vote of stockholders to approve a merger or amalgamation with respect to the Company (a “Company Merger Vote”), each outstanding share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock shall have the power to vote in connection with any such Company Merger Vote. Solely in connection with any such Company Merger Vote, all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall collectively represent 0.1% of the total voting power of the Company with the total voting power attributable to each share of the Common Stock being reduced by such percentage on a pro-rated basis. Holders of a series of Preferred Stock issued in the future may not have similar voting rights except as required by applicable law or stock exchange requirements, or as specified in the prospectus supplement and the Certificates of Designation relating to such series.

Certain Provisions of our Charter and Bylaws

Our certificate of incorporation and bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of our Company. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change in control or other unsolicited acquisition proposal, and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of our Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of shares that are authorized and available for issuance. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital and to facilitate acquisitions and employee benefit plans.

Our board of directors may generally issue shares of one or more series of Preferred Stock on terms designed to discourage, delay or prevent a change of control of us or the removal of our management. Moreover, our authorized but unissued shares of Preferred Stock will be available for future issuances in one or more series without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of authorized and unissued and unreserved Common Stock or Preferred Stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.

Election of Directors

Directors are elected at an annual meeting of our stockholders. Subject to the rights of the holders of any series of Preferred Stock with respect to any director elected by holders of Preferred Stock, directors will be elected by a majority of the votes cast by the holders of our outstanding shares of Common Stock present in person or represented by proxy and entitled to vote on the election of directors at such annual meeting. The time, date and place of the annual meeting will be fixed by the board of directors.

Removal of Directors

Any director or the whole board of directors (other than a director elected by holders of Preferred Stock) may be removed, with or without cause, at any time, subject to the terms and conditions of any Preferred Stock that is issued and outstanding, by (i) the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock at an annual meeting or at a special meeting of stockholders called for that purpose or (ii) the holders of a majority of the outstanding shares of our Common Stock acting by written consent. In the case of an annual or special meeting of stockholders, the notice of any such meeting of stockholders shall contain a statement of the intention to remove such director with or without cause and be served on such director not less than fourteen (14) days before the meeting, and at such meeting such director shall be entitled to be heard on the motion for his removal; if such director is removed, the stockholders may fill the vacancy at the meeting at which such director is removed, subject to the terms and conditions of any series of Preferred Stock issued and outstanding.

Board Size; Vacancies; Newly Created Directorships

Our certificate of incorporation also provides that, subject to the rights granted to one or more series of our Preferred Stock then outstanding, our board of directors or the holders of Common Stock may, from time to time, set the total number of directors which shall constitute the board of directors, and any newly created directorships or vacancies on our board of directors (other than a director elected by holders of Preferred Stock) may only be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director or by the affirmative vote of holders of a majority of our Common Stock outstanding at a stockholder meeting called for the purpose of filling such vacancy or by the holders of a majority of our Common Stock outstanding acting by written consent.

Special Stockholder Meetings

Our certificate of incorporation provides that, subject to the rights of the holders of any series of our Preferred Stock, special meetings of our stockholders may be called at any time by or at the direction of our board of directors or any holder of our Common Stock.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is/are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted and such written consent or consents is/are delivered in accordance with Section 228 of the DGCL, unless our certificate of incorporation provides otherwise. Our certificate of incorporation permits holders of our Common Stock to act by written consent if a consent or consents, setting forth the action so taken, are signed by holders of our Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and is delivered to the Company in the manner required by Section 228 of the DGCL.

Choice of Forum

Unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) will, to the fullest extent permitted by law, be the sole and exclusive forum for:

(i) any derivative action or proceeding brought on our behalf;

(ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, other employees or stockholders to us or our stockholders;

(iii) any action asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or the bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery; or

(iv) any action asserting a claim related to or involving us that is governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten (10) days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. The exclusive forum provision also provides that it will not apply to claims arising under the Securities Act, the Exchange Act or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction, for which the federal district courts of the United States of America will be the exclusive forum for the resolution of such claims. Stockholders cannot waive, and will not be deemed to have waived under the exclusive forum provision, our compliance with the federal securities laws and the rules and regulations thereunder. However, the enforceability of similar forum provisions in other corporations’ certificates of incorporation have been challenged in legal proceedings and it is possible that a court could find these types of provisions to be unenforceable.

Listing

Our depositary shares for the Series A Preferred Stock are listed on the NYSE under the ticker symbol “ATHPrA”; our depositary shares for the Series B Preferred Stock are listed on the NYSE under the ticker symbol “ATHPrB”; our depositary shares for the Series C Preferred Stock are listed on the NYSE under the ticker symbol “ATHPrC”; our depositary shares for the Series D Preferred Stock are listed on the NYSE under the ticker symbol “ATHPrD”; and our depositary shares for the Series E Preferred Stock are listed on the NYSE under the ticker symbol “ATHPrE.”

Transfer Agent and Registrar

The transfer agent and registrar for our Preferred Stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES

The following outlines some of the general terms and provisions of the depositary shares. Further terms of the depositary shares and the applicable deposit agreement will be stated in the applicable prospectus supplement. The following description and any description of the depositary shares in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the deposit agreement, a form of which has been or will be filed as an exhibit to the registration statement of which this prospectus forms a part.

The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement.

General

AHL may choose to offer fractional interests in debt securities or fractional shares of Preferred Stock. AHL may issue fractional interests in debt securities or Preferred Stock, as the case may be, in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities, a fraction of a shares of a particular series of Preferred Stock, as the case may be, and would be evidenced by a depositary receipt.

AHL will deposit the debt securities or Preferred Stock represented by depositary shares under a deposit agreement between AHL and a depositary which will be named in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share, you will be entitled, in proportion to the applicable fraction of a debt security or share of Preferred Stock represented by the depositary share, to all the rights and preferences of the debt security or Preferred Stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities or Preferred Stock, as the case may be, to you in proportion to the number of depositary shares that you own. In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case, the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

If debt securities or shares of Preferred Stock represented by depositary shares is redeemed, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of Preferred Stock, as the case may be, payable in relation to the redeemed series of debt securities or Preferred Stock. Whenever AHL redeems debt securities or shares of Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing, as the case may be, fractional interests in the debt securities or shares of Preferred Stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indentures or Voting the Preferred Stock

Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as holder of fractional interests in debt securities or shares of Preferred Stock, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the Preferred Stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities or Preferred Stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the Preferred Stock, as the case may be, represented by the depositary shares in accordance with those instructions.

AHL will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to your fractional interests in the debt securities or voting shares of the Preferred Stock, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

AHL and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely affects the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

The deposit agreement will terminate if:

•	all outstanding depositary shares have been redeemed;

•	if applicable, the debt securities and the Preferred Stock represented by depositary shares have been repaid in full; or

•

if applicable, there has been a final distribution in respect of the Preferred Stock, including in connection with the liquidation, dissolution or winding-up of AHL, and the distribution proceeds have been distributed to you.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to AHL notice of its election to do so. AHL also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. AHL must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having total assets of not less than $1,000,000,000.

Charges of Depositary

AHL will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. AHL will pay charges of the depositary in connection with the initial deposit of the debt securities or shares of Preferred Stock, as the case may be, and issuance of depositary receipts, all withdrawals of depositary shares of debt securities or shares of Preferred Stock, as the case may be, by you and any repayment or redemption of the debt securities or Preferred Stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

The depositary will forward all reports and communications from AHL which are delivered to the depositary and which AHL is required or otherwise determines to furnish to holders of debt securities or shares of Preferred

Stock, as the case may be. Neither AHL nor the depositary will be liable under the deposit agreement to you other than for its gross negligence, willful misconduct or bad faith. Neither AHL nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities or shares of Preferred Stock unless satisfactory indemnity is furnished. AHL and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of Preferred Stock for deposit, you or other persons believed to be competent and on documents which AHL and the depositary believe to be genuine. Computershare Trust Company, N.A. is the transfer agent and registrar and Computershare Inc. is the dividend disbursing agent and redemption agent for the depositary shares representing an interest in the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock.

DESCRIPTION OF WARRANTS

AHL may issue warrants to purchase debt securities, Preferred Stock or other securities described in this prospectus, or any combination of these securities, and these warrants may be issued independently or together with any underlying securities and may be attached or separate from the underlying securities. AHL will issue each series of warrants under a separate warrant agreement to be entered into between AHL and a warrant agent. The warrant agent will act solely as AHL’s agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement.

The applicable prospectus supplement will describe the terms of any warrants that AHL may offer, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency, currencies, or currency units in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for Preferred Stock will not have any rights of holders of the Preferred Stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the Preferred Stock purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for other securities described in this prospectus will not have any rights of holders of such securities purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, AHL will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate is exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against AHL to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, AHL may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to, and qualified in their entirety by reference to, the terms and provisions of the applicable agreements.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	directly to institutional investors; or

•	through agents to the public or to institutional investors.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents;

•	the purchase price of the securities and the proceeds to be received by us from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as our agents. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

If we sell the securities directly or through agents we designate, we will identify any agent involved in the offering and sale of the securities and will list any commissions payable by us to the agent in the accompanying prospectus supplement. Unless indicated otherwise in the prospectus supplement, any such agent will be acting on a best efforts basis to solicit purchases for the period of its appointment.

We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase securities and provide for payment and delivery on a future date specified in an accompanying prospectus supplement. We will describe any such arrangement in the prospectus supplement. Any such institutional investor may be subject to limitations on the minimum amount of securities that it may purchase or on the portion of the aggregate principal amount of such securities that it may sell under such arrangements. Institutional investors from which such authorized offers may be solicited include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	such other institutions as we may approve.

Underwriters, dealers, agents and remarketing firms may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents and remarketing firms may be required to make. Underwriters, dealers, agents and remarketing agents may be customers of, engage in transactions with, or perform services for us and/or our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market. The securities may or may not be listed on a national securities exchange. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

Sales by Selling Securityholders

Selling securityholders may use this prospectus in connection with resales of the securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities to be resold. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of the securities. We will not receive any proceeds from sales by selling securityholders.

LEGAL OPINIONS

Unless otherwise indicated in any applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Sidley Austin LLP.

EXPERTS

The financial statements and the related financial statement schedules of Athene Holding Ltd. as of December 31, 2022, and for the year then ended, incorporated by reference in this Prospectus by reference to Athene Holding Ltd.’s annual report on Form 10-K for the year ended December 31, 2022, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements and financial statement schedules are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements, and the related financial statement schedules, as of December 31, 2021 and for each of the two years in the period ended December 31, 2021 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$600,000,000

Athene Holding Ltd.

6.875% Fixed-Rate Reset Junior Subordinated Debentures due 2055

PROSPECTUS SUPPLEMENT

June 24, 2025

Joint Book-Running Managers

BofA Securities

Deutsche Bank Securities

J.P. Morgan

Wells Fargo Securities

Co-Managers

Apollo Global Securities

Barclays

Blaylock Van, LLC

BNP PARIBAS

Citigroup

R. Seelaus & Co., LLC

SMBC Nikko